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As filed with the Securities and Exchange Commission on April 2, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON PRIME GROUP INC. AND
WASHINGTON PRIME GROUP, L.P.

(Exact name of registrants as specified in charter)

Washington Prime Group Inc.—Indiana Washington Prime Group, L.P.—Indiana (State or other jurisdiction of incorporation or organization)	Washington Prime Group Inc.—046-4323686 Washington Prime Group L.P.—046-4674640 (I.R.S. Employer Identification No.)

180 East Broad Street
Columbus, Ohio 43215
(614) 621-9000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Robert P. Demchak, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Washington Prime Group Inc.
180 East Broad Street
Columbus, Ohio 43215
(614) 621-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Janelle Blankenship
Faegre Baker Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600
And
Robert J. Mittman
Kathleen A. Cunningham
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
(212) 885-5555

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of the Registration Statement.

             If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ (Washington Prime Group Inc.)	Accelerated filer ☐	Non-accelerated filer ☒ (Washington Prime Group, L.P.)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Washington Prime Group Inc.:

Common Stock, par value $0.0001 per share	(2)	(3)

Preferred Stock, par value $0.0001 per share	(2)	(3)

Warrants to purchase Common Stock or Preferred Stock	(2)	(3)

Depositary Shares	(2)	(3)

Rights	(2)	(3)

Washington Prime Group, L.P.:

Debt Securities(4)	(2)	(3)

Total	(2)	(3)

(1)
This registration statement registers an indeterminate amount of securities of each identified class. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrants in connection with the offering of the securities hereunder.

(2)
Not applicable pursuant to Rule 457(r) and General Instruction II.E. to Form S-3.

(3)
The registrants will pay registration fees pursuant to Rule 456(b) in connection with offerings of securities hereunder, and will update this table in a post-effective amendment or on the cover page of a prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

(4)
The debt securities will be non-convertible debt securities issued by Washington Prime Group, L.P., the majority-owned operating partnership subsidiary of Washington Prime Group Inc. Washington Prime Group Inc. qualifies as a "well-known seasoned issuer."

EXPLANATORY NOTE

        This registration statement relates to a "shelf" registration statement for the issuance from time to time of equity securities of Washington Prime Group Inc. and non-convertible debt securities of its majority-owned operating partnership subsidiary, Washington Prime Group, L.P. A separate form of base prospectus is included for the equity securities to be offered by Washington Prime Group Inc. and the debt securities to be offered by Washington Prime Group, L.P.

PROSPECTUS

WASHINGTON PRIME GROUP INC.

Common Stock
Preferred Stock
Warrants
Depositary Shares
Rights

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a "shelf" registration or continuous offering process. We may offer, from time to time, one or more series or classes of the following securities:

  •
  common shares;

  •
  preferred shares;

  •
  warrants exercisable for our common shares or preferred shares;

  •
  depositary shares representing our preferred shares; and

  •
  rights to purchase our common shares.

        Our common shares, preferred shares, warrants, depositary shares and rights are referred to herein collectively as the "securities." We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

        This prospectus may also be used for the resale of securities by one or more selling security holders or for the resale of common shares issued to limited partners of Washington Prime Group, L.P. in exchange for units of partnership interests.

        We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, in other offering material related to the securities or may be set forth in one or more documents incorporated by reference in this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "WPG."

        Investing in our securities involves risks. You should carefully consider the risks referenced under "Risk Factors" on page 3 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement, before deciding to invest in the securities offered hereby.

        You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2018

i

ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and it will be attached to this prospectus. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of the date of this prospectus, the date of the prospectus supplement or the dates of the documents incorporated by reference, as the case may be, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of securities.

        We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted.

        In this prospectus, except where the context otherwise requires, (1) references to "we," "us" and "our" (other than under the headings "Description of Securities We May Offer" and "Material U.S. Federal Income Tax Considerations") refer to Washington Prime Group Inc. and its consolidated subsidiaries, (2) references to "we," "us" and "our" under the headings "Description of Securities We May Offer" and "Material U.S. Federal Income Tax Considerations" and to "WPG" refer specifically to Washington Prime Group Inc. only, and (3) the "Operating Partnership" refers specifically to our majority-owned operating partnership subsidiary, Washington Prime Group, L.P.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase enclosed retail store occupancy and same-store operating income; risks associated with acquisitions, dispositions, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and our tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; and significant costs related to environmental issues.

        We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission (the "SEC"), that we believe could cause our actual results to differ materially from the forward-looking statements that we make. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor assume any duty or obligation to update or revise these forward-looking statements, which speak only as of their dates, whether as a result of new information, future developments, or otherwise.

WHERE TO FIND ADDITIONAL INFORMATION

        We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room in Washington, D.C. The SEC's address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

        We and the Operating Partnership have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

WHO WE ARE

        Washington Prime Group Inc. ("WPG") is an Indiana corporation that operates as a self-administered and self-managed real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). WPG will generally qualify as a REIT for U.S. federal income tax purposes as long as it continues to distribute not less than 90% of REIT taxable income and satisfy certain other requirements. WPG will generally be allowed a deduction against its U.S. federal income tax liability for dividends paid by it to REIT shareholders, thereby reducing or eliminating any corporate level taxation to WPG. Washington Prime Group, L.P. (the "Operating Partnership") is WPG's majority-owned limited partnership subsidiary that owns, develops, and manages, through its affiliates, all of WPG's real estate properties and other assets. WPG is the sole general partner of the Operating Partnership.

        On May 28, 2014, we separated from Simon Property Group, Inc. ("SPG") through the distribution of 100% of the outstanding units of the Operating Partnership to the owners of Simon Property Group, L.P. and 100% of the outstanding shares of WPG to the SPG common shareholders in a tax-free distribution. Prior to the separation, WPG and the Operating Partnership were wholly owned subsidiaries of SPG and its subsidiaries ("SPG Businesses"). At the time of the separation, our assets consisted of interests in 98 shopping centers (the "WPG Legacy Properties"). Prior to our separation from SPG, WPG entered into agreements with SPG under which SPG provided various services to WPG relating primarily to the legacy SPG Businesses and WPG Legacy Properties, including accounting, asset management, development, human resources, information technology, leasing, legal, marketing, public reporting and tax. The charges for the services were based on an hourly or per transaction fee arrangement and pass-through of out-of-pocket costs. These underlying agreements expired effective May 31, 2016.

        On January 15, 2015, we acquired Glimcher Realty Trust ("GRT"), pursuant to a definitive agreement and plan of merger with GRT and certain affiliated parties of each dated September 16, 2014, in a stock and cash transaction valued at approximately $4.2 billion, including the assumption of debt (the "Merger"). Additionally, included in the consideration were operating partnership units held by limited partners and preferred stock. In the Merger, we acquired material interests in 23 shopping centers comprised of approximately 15.8 million square feet of gross leasable area and assumed additional mortgages on 14 properties with a fair value of approximately $1.4 billion.

        We own, develop and manage enclosed retail properties and open air properties. As of December 31, 2017, our assets consisted of material interests in 108 shopping centers in the United States, comprised of approximately 59 million square feet of gross leasable area.

        Washington Prime Group Inc. was incorporated in the State of Indiana on December 13, 2013. Our principal executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, with an additional corporate office located at 111 Monument Circle, Indianapolis, Indiana 46204. The telephone number to our principal office is (614) 621-9000. Our Internet website address is www.washingtonprime.com. The information contained on, or accessible through, our website is not, and you must not consider the information to be, part of, or incorporated by reference into, this prospectus.

        If you want to find more information about us, please see the sections entitled "Where To Find Additional Information" and "Incorporation of Certain Information By Reference" in this prospectus.

RISK FACTORS

        Investing in the securities offered by this prospectus involves risks. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (1) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q filed by us and Current Reports on Form 8-K filed by us, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (2) contained in any applicable prospectus supplement or post-effective amendment. For a description of these reports and documents, and information about where you can find them, see "Where To Find Additional Information" and "Incorporation of Certain Information By Reference."

USE OF PROCEEDS

        We expect to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. General corporate purposes may include repaying or reducing debt, financing capital commitments, financing future acquisitions, financing development and redevelopment activity, shareholder or partner returns, investments in or to our existing or future subsidiaries or additions to working capital, among other things. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

        If a prospectus supplement includes an offering of securities by selling security holders, we will not receive any proceeds from such sales.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our historical ratios of earnings to combined fixed charges and preferred share dividends for the years ended December 31, 2017, 2016, 2015, 2014 and 2013. Information presented for periods prior to May 28, 2014, the date of our separation from SPG, consists of the historical results of the community centers and smaller enclosed retail properties of SPG on a carve-out basis.

2017	2016	2015	2014	2013
2.55x	1.42x	0.24x	2.29x	4.33x

        The above historical ratios do not include the impact of the approximate $1 billion of debt incurred related to the spin-off from SPG for all periods prior to May 28, 2014. The shortfall of earnings to fixed charges and preferred share dividends for the year ended December 31, 2015 was $119.6 million. This shortfall resulted from the $31.7 million of merger and transaction costs and $148.0 million of impairment losses that we incurred during the year ended December 31, 2015.

        For purposes of calculating the ratio of earnings to combined fixed charges and preferred share dividends, the term "earnings" is the amount resulting from adding (1) income from continuing operations before adjustment for income or loss from unconsolidated entities, (2) fixed charges, (3) amortization of capitalized interest and (4) distributed income of unconsolidated entities, reduced by (a) interest capitalized and (b) remeasurement gains from unconsolidated entities. "Fixed charges" consist of (1) interest expense, which includes amortization of debt premiums and discounts, (2) capitalized interest and (3) an estimate of the interest within rental expense. "Preferred share dividends" consist of dividends paid and accrued on preferred shares.

DESCRIPTION OF SECURITIES WE MAY OFFER

Authorized Stock

        We have authority to issue 550,000,000 shares of capital stock, par value $0.0001 per share, consisting of the following:

  •
  350,000,000 shares of common stock;

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  75,000,000 shares of preferred stock, of which 4,000,000 shares have been designated as Series H Cumulative Redeemable Preferred Stock (the "Series H preferred shares"), 3,800,000 shares have been designated as Series I Cumulative Redeemable Preferred Stock (the "Series I preferred shares"), 4,000,000 shares have been designated as Series H Excess Preferred Stock ("Series H excess preferred shares") and 3,800,000 shares have been designated as Series I Excess Preferred Stock ("Series I excess preferred shares"); and

  •
  125,000,000 shares of excess common stock ("excess common shares" and, together with the Series H excess preferred shares and the Series I excess preferred shares, unless the context otherwise requires, the "Excess Shares").

        As of March 29, 2018, 185,990,500 of our common shares, 4,000,000 of our Series H preferred shares and 3,800,000 of our Series I preferred shares were issued and outstanding.

        Under our amended and restated articles of incorporation ("Articles"), our Board of Directors (our "Board") is authorized, subject to the provisions of the Indiana Business Corporation Law (the "IBCL"), and by the limitations set forth in our Articles, to issue up to a total of 75,000,000 preferred shares in one or more series without further shareholder action and has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, distribution rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares.

        Our common shares trade on the NYSE under the symbol "WPG." Computershare, Inc. is the transfer agent and registrar for our common shares, our Series H preferred shares and our Series I preferred shares.

Common Stock

        The following is a summary of the terms of our common shares. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of our outstanding Series H preferred shares and Series I preferred shares and of any other series of preferred shares that we may designate and issue in the future. For additional information regarding our common shares, please refer to our Articles and our amended and restated bylaws ("Bylaws"), copies of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as to applicable provisions of the IBCL.

        Each holder of our common shares is entitled to one vote for each share on all matters to be voted upon by the common shareholders. The holders of our common shares are not entitled to cumulate their votes in the election of directors.

        Except as described below under "—Description of Our Outstanding Series H Preferred Shares and Series I Preferred Shares—Voting Rights" and as otherwise provided in respect of any other series of preferred shares, the exclusive voting power for all purposes is vested in the holders of the common shares and the excess common shares, voting together as a single class.

        Subject to the provisions of law, and the preferences of the Series H preferred shares and Series I preferred shares and of any series of preferred shares hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of our capital stock, may be paid ratably on the common shares at such time and in such amounts as our Board may deem advisable.

        Subject to the provisions of law and the preferences of the Series H preferred shares and Series I preferred shares and any series of preferred shares hereafter created, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common shares will be entitled, together with the holders of any excess common shares and any series of preferred shares hereafter created not having a preference on distributions in the liquidation, dissolution or winding up, to share ratably in our net assets remaining, after payment or provision for payment of our debts and other liabilities and the amount to which the holders of the Series H preferred shares and Series I preferred shares and any other series of preferred shares having a preference on distributions in the event of our liquidation, dissolution or winding up are entitled.

        Holders of our common shares have no preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common shares. Each common share is convertible into an excess common share under the circumstances described under "Restrictions on Ownership and Transfer" below.

        The common shares currently outstanding are, and the common shares to be sold from time to time in one offering or a series of offerings pursuant to this prospectus will be, validly issued, fully paid and non-assessable.

Preferred Stock

        The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We urge you to read carefully our Articles and the articles of amendment we will file in relation to an issue of any particular series of preferred shares before you buy any preferred shares. The applicable prospectus supplement will describe the specific terms of the series of the preferred shares then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

        We are authorized to issue up to 75,000,000 shares of preferred stock, par value $0.0001 per share, including one or more series of excess preferred shares. Our Board may issue from time to time preferred shares in one or more series and with the relative powers, rights and preferences and for the consideration our Board may determine.

        Our Board may, without further action of our shareholders, determine and set forth in articles of amendment to our Articles the following for each series of preferred shares:

  •
  the serial designation and the number of shares in that series;

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  the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

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  any voting powers of the shares;

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  whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

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  the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred shares;

  •
  whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

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  whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

  •
  any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our Board may deem advisable and as shall not be inconsistent with the provisions of our Articles.

        Depending on the rights prescribed for a series of preferred shares, the issuance of preferred shares could have an adverse effect on the voting power of the holders of our common shares and could adversely affect holders of our common shares by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of our common shares.

        The preferred shares, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred shares will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred shares will be specified in the applicable prospectus supplement.

Description of Our Outstanding Series H Preferred Shares and Series I Preferred Shares

        The following is a summary of the terms of our outstanding Series H preferred shares and Series I preferred shares. In accordance with our Articles, we have also authorized the Series H excess preferred shares and the Series I excess preferred shares that correspond to the two outstanding series of preferred shares. No Series H excess preferred shares or Series I excess preferred shares are currently outstanding. For additional information regarding our outstanding Series H preferred shares and Series I preferred shares, please refer to our Articles.

  Series H Preferred Shares

        With respect to distribution rights and rights upon our liquidation, dissolution or winding up, our Series H preferred shares rank senior to our common shares and on a parity with our Series I preferred shares.

        Except as described below under "—Conversion Rights," Series H preferred shares are not convertible.

        The Series H preferred shares are not subject to any sinking fund and do not have any preemptive or other subscription rights.

  Series I Preferred Shares

        With respect to distribution rights and rights upon our liquidation, dissolution or winding up, our Series I preferred shares rank senior to our common shares and on a parity with our Series H preferred shares.

        Except as described below under "—Conversion Rights," Series I preferred shares are not convertible.

        The Series I preferred shares are not subject to any sinking fund and do not have any preemptive or other subscription rights.

  Distribution Rights

        Holders of our Series H preferred shares are entitled to receive, when, as and if authorized and declared by our Board, cash distributions payable quarterly at the rate of 7.5% per annum of the $25.00 liquidation preference, or $1.875 per share per annum. Distributions are cumulative and will be payable quarterly in arrears when, as and if authorized by our Board, on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day.

        Holders of our Series I preferred shares are entitled to receive, when, as and if authorized and declared by our Board, cash distributions payable quarterly at the rate of 6.875% per annum of the $25.00 liquidation preference, or $1.71875 per share per annum. Distributions are cumulative and will be payable quarterly in arrears when, as and if authorized by our Board, on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day.

        When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series H preferred shares and Series I preferred shares and any other class or series of preferred shares ranking on a parity with the Series H preferred shares and Series I preferred shares, all distributions authorized upon the Series H preferred shares and Series I preferred shares and any other such class or series of preferred shares will be authorized pro rata based on the accrued distributions. Except as set forth in the preceding sentence, unless full cumulative distributions on the Series H preferred shares and Series I preferred shares have been or contemporaneously are authorized and paid or authorized and set aside for payment for the current and all past periods, no distributions (other than in common shares or other shares of our equity securities ranking junior to the Series H preferred shares and Series I preferred shares as to distributions and liquidation) may be authorized or either paid or set aside for payment on our common shares or on any other shares of our equity securities ranking junior to or on a parity with the Series H preferred shares and Series I preferred shares as to distributions or upon liquidation.

        Unless full cumulative distributions on the Series H and Series I preferred shares have been or contemporaneously are authorized and paid or authorized and set aside for payment for the current and all past periods, we also may not redeem, purchase or otherwise acquire for any consideration any common shares or any other shares of our equity securities ranking junior to or on a parity with the Series H preferred shares or Series I preferred shares as to distributions or upon liquidation (including less than all of the Series H preferred shares or Series I preferred shares), except (1) by conversion into or exchange for shares of our equity securities ranking junior to the Series H preferred shares and Series I preferred shares as to distributions and upon liquidation or (2) a purchase of Series I preferred shares in excess of the 9.8% ownership limit described under "Restrictions on Ownership and Transfer" relating to our continuing qualification as a REIT (or substantially similar provisions relating to our other capital stock) or otherwise to ensure our continued REIT status.

  Liquidation Rights

        Subject to the preferential rights of holders of any future series of preferred shares ranking senior to the Series H preferred shares and Series I preferred shares, upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment will be made to the holders of our common shares or other class or series of our shares ranking junior to the Series H preferred shares and Series I preferred shares in the distribution of assets upon liquidation, dissolution or winding up, the holders of Series H preferred shares and Series I preferred shares are entitled to receive, after payment or provision for payment of our debts and other liabilities, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up (whether or not declared). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series H preferred shares and Series I preferred shares will have no right or claim to any of our remaining assets.

  Optional Redemption

        We may, at our option, redeem the Series H preferred shares, in whole or from time to time in part, by paying $25.00 in cash per share, plus any accrued and unpaid distributions on such series of preferred shares to, but not including, the date of redemption.

        We may not redeem the Series I preferred shares prior to March 27, 2018, except as described below under "—Special Optional Redemption" and "Restrictions on Ownership and Transfer." On and after March 27, 2018, we may, at our option, redeem the Series I preferred shares, in whole or from time to time in part, by paying $25.00 in cash per share, plus any accrued and unpaid distributions on such series of preferred shares to, but not including, the date of redemption.

  Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series H preferred shares and/or Series I preferred shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 in cash per share, plus any accrued and unpaid distributions on such series of preferred shares to, but not including, the date of redemption.

        For purposes of the Series H preferred shares and Series I preferred shares, a "Change of Control" means:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depository Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market or listed or quoted on an exchange or quotation system that is a successor to the foregoing.

  Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series H preferred shares and Series I preferred shares will have the right, unless, prior to the date fixed for conversion, we have provided notice of our election to redeem the Series H preferred shares and/or Series I preferred shares, as applicable, as described above under "—Optional Redemption" or "—Special Optional Redemption," to convert some or all of their Series H preferred shares and Series I preferred shares into a number of our common shares (or equivalent value of Alternative Conversion Consideration) per Series H preferred shares or Series I preferred share equal to the lesser of:

  •
  the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the date fixed for conversion by (2) the Common Stock Price (as defined below); and

  •
  3.9417, in the case of the Series H preferred shares, and 3.4555, in the case of the Series I preferred shares (subject in both cases to adjustment for stock splits, subdivisions or combinations). No fractional common shares will be issued.

        For purposes of the Series H preferred shares and Series I preferred shares, the "Common Stock Price" means: (1) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (2) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

        "Alternative Conversion Consideration" means the cash, securities or other property or assets (or any combination thereof) into which our common shares will be converted. If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of

Control, the consideration that the holders of Series H preferred shares and/or Series I preferred shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        Series H preferred shares and Series I preferred shares may also be converted into Series H excess preferred shares and Series I excess preferred shares, respectively, under the circumstances described below under "Restrictions on Ownership and Transfer."

  Voting Rights

        Holders of the Series H preferred shares and Series I preferred shares do not have any voting rights, except as set forth below or as otherwise expressly required by applicable law or, in the case of the Series I preferred shares, the rules of the NYSE or any other securities exchange or quotation system on which the Series I preferred shares are then listed, traded or quoted.

        Whenever distributions on the Series H preferred shares and Series I preferred shares are in arrears for six or more quarterly periods (whether or not consecutive), the number of directors on our Board will be increased by two, and the holders of the Series H preferred shares and Series I preferred shares (voting together as a class with all other classes or series of preferred shares ranking on a parity with the Series H preferred shares and Series I preferred shares with respect to distribution rights and then entitled to vote on the election of such additional two directors) will be entitled to vote for the election of such additional two directors to our Board until all distributions accumulated on such Series H preferred shares and Series I preferred shares for the past distribution periods and the then current distribution period have been authorized and fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.

        The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H preferred shares and Series I preferred shares and of any series of shares ranking on a parity with the Series H preferred shares and Series I preferred shares, voting as a class, will be required to authorize, create or issue, or increase the authorized or issued amount of, another class or series of equity securities ranking senior to the Series H preferred shares and Series I preferred shares with respect to the payment of distributions or the liquidation preference. The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H preferred shares and Series I preferred shares will be required to amend, alter or repeal any provision of, or add any provision to, our Articles, including the articles of amendment relating to the Series H preferred shares or Series I preferred shares, as applicable, if such action would materially and adversely alter or change the rights, preferences or privileges of the Series H preferred shares or Series I preferred shares, as applicable. No such vote or consent is required in connection with:

  •
  any increase in the total number of our authorized shares;

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  the authorization or increase of any class or series of shares ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series H preferred shares or Series I preferred shares;

  •
  any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares and no securities convertible into shares ranking as to distribution rights or liquidation preference senior to the Series H preferred shares or Series I preferred shares, as applicable, other than our securities outstanding prior to such merger or consolidation;

  •
  any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of the Series H preferred shares or Series I preferred shares receive shares or other equity securities with preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Series H preferred shares or Series I preferred shares, as applicable, and there are no outstanding shares or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series H preferred shares or Series I preferred shares, as applicable, other than our securities outstanding prior to such merger or consolidation;

  •
  any merger or consolidation in which the holders of the Series H preferred shares or Series I preferred shares, as applicable, receive cash in an amount equal to or greater than the liquidation preference plus accrued but unpaid distributions; or

  •
  if, at or prior to the time when the issuance of any such shares ranking senior to the Series H preferred shares or Series I preferred shares, as applicable, is to be made or any such change is to take effect, as the case may be, the Series H preferred shares or Series I preferred shares, as applicable, have been called for redemption upon proper notice of redemption to occur within 60 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series H preferred shares or Series I preferred shares, as applicable, unless the redemption price of the Series H preferred shares or Series I preferred shares (other than any portion thereof consisting of accrued and unpaid distributions) shall be paid solely from the sale proceeds of such shares ranking senior to the Series H preferred shares or Series I preferred shares, as applicable.

        In addition, amendments to certain legacy GRT ownership limit provisions that were carried over from the GRT Series H preferred shares and GRT Series I preferred shares to our Series H preferred shares and Series I preferred shares that we issued in the Merger, respectively, require approval by the affirmative vote of the holders of not less than two-thirds of the Series H preferred shares and Series I preferred shares then outstanding and entitled to vote, as applicable.

Warrants

        General.    This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

        We may issue warrants for the purchase of common shares or preferred shares. Warrants may be issued alone or together with common shares or preferred shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.

        This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.

        If warrants for the purchase of common shares or preferred shares are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

  •
  the offering price;

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  the designation and terms of any series of preferred shares with which the warrants are being offered and the number of warrants being offered with each common share or preferred share;

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  the date on and after which the holder of the warrants can transfer them separately from the related common shares or series of preferred shares;

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  the number of common shares and/or preferred shares that can be purchased upon exercise, the price at which the common shares and/or preferred shares may be purchased upon exercise and, in the case of warrants for preferred shares, the designation, total number and terms of the series of preferred shares that can be purchased upon exercise;

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  the date on which the right to exercise the warrants begins and the date on which that right expires;

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  United States federal income tax consequences; and

  •
  any other terms of the warrants.

        Unless the applicable prospectus supplement provides otherwise, warrants will be in registered form only. Until any warrants to purchase preferred shares or common shares are exercised, holders of the warrants will not have any rights of holders of the underlying preferred shares or common shares, including any right to receive dividends or to exercise any voting rights.

        A holder of warrant certificates may:

  •
  exchange them for new certificates of different denominations;

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  present them for registration of transfer; and

  •
  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

        Exercise of Warrants.    Each holder of a warrant is entitled to purchase the number of common shares or preferred shares at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

        Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

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  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the preferred shares or common shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

        Amendments and Supplements to Warrant Agreements.    Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

        Warrant Adjustments.    The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Depositary Shares

        General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by the depositary shares will be deposited under a separate deposit agreement between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented thereby.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.

        Withdrawal of Shares.    Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders' order, of the number of whole or fractional shares of the preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such preferred shares will not be entitled to receive depositary shares for the preferred shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

        Redemption of Depositary Shares.    Provided we shall have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred shares so redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.

        From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.

        Voting of the Preferred Shares.    Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. The depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred shares represented by such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary's negligence or willful misconduct.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

        Conversion of Preferred Shares.    Except with respect to certain conversions in connection with the preservation of our REIT status, the depositary shares are not convertible into our common shares or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

        Amendment and Termination of the Deposit Agreement.    By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement.

        However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred shares will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

        Upon 30 days' prior written notice to the depositary, we may terminate the deposit agreement if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by such termination consents to such termination. Upon the termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt. If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange.

        The deposit agreement will automatically terminate if (1) all outstanding depositary shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (3) each related preferred share shall have been converted into our capital stock not so represented by depositary shares.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary, and any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.

        Miscellaneous.    The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred shares.

        We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence or, in the case of any action or inaction in the voting of preferred shares represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented by depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

Rights

        General.    We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

  •
  the date for determining the shareholders entitled to the rights distribution;

  •
  the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

  •
  the aggregate number of rights being issued;

  •
  the date, if any, on and after which such rights may be transferable separately;

  •
  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

  •
  any United States federal income tax consequences; and

  •
  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        Our Articles contain certain restrictions on the number of shares of capital stock that individual shareholders may own. Certain requirements must be met for us to maintain our status as a REIT, including the following:

  •
  Not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of a taxable year other than the first year; and

  •
  Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

        In part because we currently believe it is essential to maintain our status as a REIT, the provisions of our Articles with respect to excess shares contain restrictions on the acquisition of our capital stock intended to ensure compliance with these requirements.

        Our Articles provide that, subject to certain specified exceptions, no shareholder may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than the ownership limit. The ownership limit is equal to 8%, or 18% in the case of certain members of the Simon family and related persons, of any class of capital stock or any combination thereof, determined by number of shares outstanding, voting power or value (as determined by our Board), whichever produces the smallest holding of capital stock under the three methods, computed with regard to all outstanding shares of capital stock and, to the extent provided by the Internal Revenue Code, all shares of capital stock issuable under outstanding options and exchange rights that have not been exercised. Our Board may exempt a person from the ownership limit if our Board receives a ruling from the Internal Revenue Service or an opinion of tax counsel, in each case to the effect that such ownership will not jeopardize our status as a REIT. As of the date of this prospectus, our Board has authorized exemptions from the ownership limits for certain persons upon receipt of an opinion of tax counsel in connection with each such exemption.

        Anyone acquiring shares in excess of the ownership limit will lose control over the power to dispose of the shares, will not receive dividends declared and will not be able to vote the shares. In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit, the transfer or other event will be deemed void with respect to that number of shares that would be owned by the transferee in excess of the ownership limit. The intended transferee of the excess shares will acquire no rights in those shares. Those shares will automatically be converted into Excess Shares according to rules set forth in our Articles.

        Upon a purported transfer or other event that results in Excess Shares, the Excess Shares will be deemed to have been transferred to a trustee to be held in trust for the exclusive benefit of a qualifying charitable organization designated by us. The Excess Shares will be issued and outstanding equity entitled to dividends equal to any dividends which are declared and paid on the shares from which they were converted. Any dividend or distribution paid prior to our discovery that shares have been converted into Excess Shares is to be repaid upon demand. The recipient of the dividend will be personally liable to the trust. Any dividend or distribution declared but unpaid will be rescinded as void with respect to the shares in question, and will automatically be deemed to have been declared and paid with respect to the Excess Shares into which the shares were converted. The Excess Shares will also be entitled to the same voting rights granted to the shares from which they were converted. Any voting rights exercised prior to our discovery that shares were converted to Excess Shares will be rescinded and recast as determined by the trustee.

        While Excess Shares are held in trust, an interest in that trust may be transferred by the purported transferee, or other purported holder with respect to the Excess Shares, only to a person whose ownership of the shares would not violate the ownership limit. Upon such transfer, the Excess Shares will be automatically converted into the same number of shares of the same type and class as the shares for which the Excess Shares were originally converted.

        Our Articles contain provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which the Excess Shares were converted during the period that the Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid over to the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at our option, to have acted as an agent on behalf of the trust in acquiring or holding the Excess Shares and to hold the Excess Shares on behalf of the trust.

        Our Articles further provide that we may purchase, for a period of 90 days during the time the Excess Shares are held by the trustee in trust, all or any portion of the Excess Stock from the original transferee-shareholder at the lesser of the following:

  •
  the price paid for the shares by the purported transferee, or if no notice of such purchase price is given, at a price to be determined by our Board, in its sole discretion, which price per share shall be equal to the lowest market price of such stock at any time prior to the date we exercise our purchase option, and

  •
  the closing market price for the stock on the date we exercise our option to purchase.

        The 90-day period begins on the date of the violative transfer or other event if the original transferee-shareholder gives notice to us of the transfer or, if no notice is given, the date our Board determines that a violative transfer or other event has occurred.

        Our Articles further provide that in the event of a purported issuance or transfer that would, if effective, result in us being beneficially owned by fewer than 100 persons, such issuance or transfer would be deemed null and void, and the intended transferee would acquire no rights to the stock.

        All certificates representing shares of any class of our stock bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution rules of the Internal Revenue Code, more than 5%, or such other lower percentage as may be required by the Internal Revenue Code or regulations promulgated thereunder, of our outstanding stock must file an affidavit with us containing the information specified in our Articles before January 30 of each year. In addition, each shareholder shall, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our Board deems necessary to comply with the provisions of our Articles or the Internal Revenue Code applicable to a REIT.

        The Excess Share provisions will not be removed automatically even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our Board.

        In addition to the foregoing restrictions on ownership and transfer, the articles of amendment that established the terms of each of the Series H preferred shares and Series I preferred shares provide that ownership of each such series of preferred shares by any person is limited, with certain exceptions, to 9.8% of the lesser of the number or value (in either case as determined in good faith by our Board) of the total outstanding preferred shares of such series. Unless waived or exempted, any transfer of Series H preferred shares or Series I preferred shares that would create a direct or indirect owner of

Series H preferred shares or Series I preferred shares in excess of such ownership limit will result in that number of shares of such series which would cause such violation to be deemed to be automatically transferred to a charitable trust or otherwise will be deemed to be void ab initio. Notwithstanding any transfer of such shares to a charitable trust, any such shares will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such shares exceeding such limit, and (2) the market price of the Series H preferred shares or Series I preferred shares, as applicable, on the day we, or our designee, accept such offer.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND INDIANA LAW

Partnership Agreement

        The Operating Partnership's amended and restated limited partnership agreement, as amended (the "Partnership Agreement") provides that we must obtain the approval of the holders of a majority of the units of limited partnership interest held by limited partners in order to merge or consolidate the Operating Partnership or voluntarily sell or otherwise transfer all or substantially all of the assets of the Operating Partnership. In addition, during all periods in which Melvin Simon, Herbert Simon and David Simon and members of their immediate families (and including their lineal descendants, trusts established for their benefit and entities controlled by them), collectively, hold at least 10% of the partnership units in the Operating Partnership, the Partnership Agreement requires that the Operating Partnership obtain the consent of the Simons holding more than 50% of the partnership units then held by the Simons prior to, among other things, selling, exchanging, transferring or otherwise disposing of all or substantially all of the assets of the Operating Partnership. David Simon (or such other person as may be designated by the holders of more than 50% of the partnership units then held by the Simons) has been granted authority by those limited partners who are Simons to grant or withhold consent on behalf of the Simons whenever such consent of the Simons is required. Because the Operating Partnership's assets comprise substantially all of our assets, these restrictions could limit our ability to sell or transfer all or substantially all of our assets, or impact the manner in which we do so, even if some of our shareholders believe that doing so would be in our and their best interests.

Indiana Law and Certain Provisions of Our Articles and Bylaws

        Our Articles and Bylaws and certain provisions of the IBCL may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a shareholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by shareholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.

        Control Share Acquisitions.    Under Chapter 42 of the IBCL, an acquiring person or group who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

        Under the IBCL, "control shares" are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

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  one-fifth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more.

        A "control share acquisition" means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

        An "issuing public corporation" means a corporation that has (1) 100 or more shareholders, (2) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1 million and (3) (a) more than 10% of its shareholders resident in Indiana, (b) more than 10% of its shares owned of record or owned beneficially by Indiana residents or (c) 1,000 shareholders resident in Indiana.

        The provisions described above do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or bylaws, including a bylaw adopted by the corporation's board of directors, provide that they do not apply.

        Our Bylaws provide that these provisions of Chapter 42 do not apply to us.

        Certain Business Combinations.    Chapter 43 of the IBCL restricts the ability of a "resident domestic corporation" to engage in any combinations with an "interested shareholder" for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's share acquisition date is approved by the board of directors of the resident domestic corporation before that date. If the combination or the purchase of shares was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified "fair price" criteria.

        For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

        The definition of "beneficial owner" for purposes of Chapter 43 means a person who, directly or indirectly, owns the subject shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any "derivative instrument" that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

        The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our Articles do not exclude us from Chapter 43.

        Annual Election of Directors.    Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision no later than 30 days after the corporation's voting shares are registered under Section 12 of the Exchange Act. Our Bylaws include a provision electing not to be subject to this mandatory requirement and provide that all of our directors are elected at each annual meeting of shareholders and will serve until the next annual meeting of shareholders. Accordingly, our Board is not classified. Our Board could amend our Bylaws in the future to elect to have a classified board structure.

        Removal of Directors.    Our Articles provide that our shareholders may only remove directors for cause with the affirmative vote of the holders of at least two-thirds of the then-outstanding shares entitled to vote in the election of directors.

        Supermajority Vote for Shareholders to Amend Certain Provisions of our Articles.    Our Articles provide that the affirmative vote of not less than two-thirds of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) is required to amend certain provisions of our Articles relating to the removal of directors, the call of and business to be conducted at special meetings of shareholders and director and officer indemnification.

        Amendments to Bylaws.    Under Section 23-1-39-1 of the IBCL, only the board of directors can amend the bylaws and shareholders do not have the right to amend the bylaws unless the articles of incorporation provide otherwise. Under our Articles, our Bylaws may be repealed, altered or amended, or new Bylaws adopted: (1) at any meeting of the shareholders, either annual or special, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors to the Board or (2) by the affirmative vote of a majority of directors, subject to the power of the shareholders to change or repeal such Bylaws; provided, however, that Article VIII of the Bylaws may only be amended by both the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors and the affirmative vote of a majority of directors.

        Size of Board and Vacancies.    Our Bylaws provide that the number of directors constituting the whole Board will be fixed from time to time by a duly adopted resolution of our Board. Subject to applicable law and the rights of the holders of any series of preferred shares with respect to such series of preferred shares, and unless our Board otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of our Board, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders and until such director's successor shall have been duly elected and qualified.

        Special Shareholder Meetings.    Subject to the rights of holders of preferred shares with respect to such series of preferred shares, our Articles and our Bylaws provide that only the chairman of our Board, our chief executive officer, our president or a majority of our Board may call special meetings of our shareholders. Shareholders may not call special shareholder meetings. Business that may be transacted at special shareholder meetings is limited to business stated in the notice of the meeting. Shareholders may not submit business proposals for consideration at, or nominate persons for election as directors at, special shareholder meetings.

        Shareholder Action by Unanimous Written Consent.    Under our Articles and the provisions of the IBCL, shareholders may act without a meeting only by unanimous written consent.

        Requirements for Advance Notification of Shareholder Nominations and Proposals.    Our Bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board or a committee of our Board. These advance-notice provisions may have the effect of precluding a contest for the election of our directors or the consideration of shareholder proposals if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our shareholders.

        Authorized but Unissued Shares.    Our authorized but unissued common and preferred shares will be available for future issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may then be listed or traded. The existence of authorized but unissued common and preferred shares could render more difficult, or discourage, an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise by making such attempts more difficult or more costly. Our Board may be able to issue preferred shares with voting or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common shares.

        Change of Control Conversion and Redemption Features of Series H and Series I Preferred Shares.    The Change of Control conversion and redemption features of the Series H preferred shares and Series I preferred shares, which are described under "Description of Securities Being Offered—Description of Our Outstanding Series H Preferred Shares and Series I Preferred Shares—Conversion Rights" and "—Special Optional Redemption" above, may make it more difficult for a party to take us over or discourage a party from taking us over.

        Exclusive Forum.    Our Articles provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our shareholders, (3) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the IBCL or our Articles or our Bylaws (as either may be amended from time to time), or (4) any action asserting a claim against us or any of our directors, officers or employees governed by the internal affairs doctrine shall be a state or federal court located within the State of Indiana.

  Directors' Duties and Liability

        Under Chapter 35 of the IBCL, directors are required to discharge their duties in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner that the directors reasonably believe to be in the best interest of the corporation. Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including alleged breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director's office and the action or failure to act constitutes willful misconduct or recklessness. This exculpation from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

  Consideration of Effects on Other Constituents

        Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent.

Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board of directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might otherwise be looked upon for guidance in interpreting Indiana law, including decisions that impose a higher or different degree of scrutiny on actions taken by directors in response to a proposed acquisition of control of the corporation, are inconsistent with the proper application of the business judgment rule under Chapter 35.

  Indemnification

        Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors, subject to the limitations and procedures therein, against liability for judgments, settlements, penalties, fines and reasonable expenses incurred in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, and in the case of conduct in their official capacity, they reasonably believed the conduct was in the corporation's best interests, and in all other cases, they reasonably believed the conduct taken was not against the best interests of the corporation, and in the case of criminal proceedings they either had reasonable cause to believe the conduct was lawful or there was no reasonable cause to believe the conduct was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding.

        An Indiana corporation may also pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding if such individual furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the required standard of conduct and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the required standard of conduct, and a determination is made that the facts then know to those making the determination would not preclude indemnification under Chapter 37.

        Chapter 37 of the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

        Our Articles and our Bylaws provide for indemnification of our directors and officers, to the fullest extent permitted by the IBCL, as well as for advancement of expenses. We have also entered into indemnification agreements with our directors and executive officers providing such persons with indemnification, to the fullest extent permitted by the IBCL, as well as for advancement of expenses.

        In addition, we have a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, subject to applicable retentions.

        The Partnership Agreement also provides that the Operating Partnership is required to indemnify us and is also required to indemnify our officers and directors to the same extent such individuals would be indemnified by us pursuant to our Articles; provided, however, that no partner of the Operating Partnership will have any personal liability with respect to such indemnification and any such indemnification is to be satisfied solely out of the assets of the Operating Partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of the material United States, or U.S., federal income tax considerations associated with an investment in the securities offered pursuant to this prospectus is based on current law, is for general information only, and is not tax advice. Faegre Baker Daniels LLP, our tax counsel, has provided an opinion as to the material U.S. federal income tax considerations involved in our treatment as a REIT. This summary is based upon that opinion and:

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  the facts described in the registration statement of which this prospectus is a part;

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  the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

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  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

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  the legislative history of the Internal Revenue Code;

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  current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

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  court decisions,

all as of the date of this prospectus, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS. There can be no assurance that the IRS will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below.

        Furthermore, the following discussion is not exhaustive of all possible tax considerations applicable to us as a REIT and to our security holders. It does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to a security holder in light of his or her particular circumstances. In addition, this summary does not consider the effect of the U.S. federal estate or gift tax laws.

        This summary deals only with the securities offered pursuant to this prospectus held as "capital assets" (within the meaning of Section 1221 of the Internal Revenue Code) and does not address all of the tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Internal Revenue Code, persons that will hold our common shares as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, entities treated as "S" Corporations or partnerships for U.S. federal income tax purposes, U.S. holders (as defined below) that have a "functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Internal Revenue Code, regulated investment companies, REITs, and, except as expressly indicated below, tax-exempt organizations.

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of the securities offered pursuant to this prospectus, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of our securities offered pursuant to this prospectus.

        Each prospective purchaser of the securities offered pursuant to this prospectus is advised to consult his or her own tax advisor regarding the specific tax consequences to the purchaser of the purchase, ownership and sale of the securities offered pursuant to this prospectus and of our election to be taxed as a REIT, including the U.S. federal, state, local and foreign income tax consequences, any tax consequences arising under the U.S. federal estate or gift tax rules or under any applicable tax treaty and any other tax consequences of the purchase, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of U.S. Shareholders

        As used herein, the term "U.S. holder" means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, will be considered U.S. holders.

        As used herein, the term "non-U.S. holder" means a beneficial owner of common shares that is not a U.S. holder other than a partnership. The rules governing U.S. federal income taxation of non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult their own tax advisors to determine the impact of U.S. federal, state and local income tax laws, including the possibility of U.S. income tax withholding on our distributions and any reporting requirements.

        If a partnership is a beneficial owner of our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of common shares.

  Distributions

        As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Individual U.S. holders may be eligible for reduced rates of tax to the extent that these distributions constitute "qualified dividend income." Such amounts will be specified in a written notice to shareholders. However, we do not expect a significant portion of the distributions to be eligible for treatment as "qualified dividend income." For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, earnings and profits will be allocated first to any outstanding preferred shares and then to the common shares.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce the adjusted basis, but not below zero, which each U.S. holder has in his shares of stock for tax purposes by the amount of the distribution in excess of current and accumulated earnings and profits. Such distributions in excess of a U.S. holder's adjusted basis in his shares will be treated as capital gain, provided that the shares have been held as a capital asset, and will be long-term capital gain if the shares have been held for more than one year. Dividends declared in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

  Capital gain dividends

        Dividends to U.S. holders that are properly designated by us as capital gain dividends will be treated as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the shareholder has held his stock. Dividends designated as capital gains will be taxed to each individual at a rate up to 25% depending on the tax characteristics of the assets which produced such gain and such individual's situation. Corporate taxpayers are taxed on their net capital gain at ordinary corporate rates. Corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

  Additional tax on investment income

        A U.S. holder that is an individual, estate or trust that does not fall into a special class of trusts that is exempt from such tax is subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as our stock. Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this 3.8% Medicare tax to their dividends and gains attributable to the disposition of our stock.

  Retention of net capital gains

        We may elect to retain and pay income tax on some or all of our undistributed net capital gains, in which case our U.S. holders will include such retained amount in their income. In that event, those U.S. holders would be entitled to a tax credit or refund in the amount of the tax paid by us on the undistributed gain allocated to them, and the U.S. holders would be entitled to increase their tax basis by the amount of undistributed capital gains allocated to them reduced by the amount of the credit.

  Deduction for REIT Dividends

        As a result of recently enacted tax legislation, non-corporate holders of REIT shares are generally eligible to deduct 20% of the amount of REIT Dividends paid by the REIT for tax years beginning after December 31, 2017. This deduction may effectively reduce the U.S. federal income tax rate applicable to REIT dividends to 29.6% (or lower). Investors are urged to consult their tax advisors regarding this deduction.

  Passive activity losses and investment interest limitations

        Dividends that we pay and gain arising from the sale or exchange by a U.S. holder of common shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. Dividends, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of shares, however, will not be treated as investment income except to the extent the shareholder elects to reduce the amount of his net capital gain eligible for the capital gains rate.

  Dispositions

        A U.S. holder will recognize gain or loss on the sale or exchange of common shares to the extent of the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such shares. Such gain or loss generally will constitute long-term capital gain or loss if the holder has held such shares for more than one year. Individual taxpayers are generally currently subject to a maximum tax rate of 20% on long-term capital gain. Losses incurred on the sale or exchange of shares held for six months or less, after applying certain holding period rules, however, will generally be deemed long-term capital loss to the extent of any long-term capital gain dividends received by the U.S. holder and undistributed capital gains allocated to such U.S. holder with respect to such shares.

  Tax-exempt holders

        The IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt pension trust and certain other tax-exempt entities. Based upon that ruling and except as provided below with respect to certain types of tax-exempt shareholders, our dividend income will not be unrelated business taxable income to a tax-exempt shareholder, provided that such tax-exempt shareholder has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code and the shares are not otherwise used in an unrelated trade or business of such tax-exempt shareholder. Generally, shares will be treated as "debt financed property" if the acquisition of such shares was financed through a borrowing by the tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless a tax-exempt shareholder has held its shares as "debt financed property" within the meaning of the Internal Revenue Code or has used the shares in its unrelated trade or business.

        For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Internal Revenue Code Section 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in common shares will constitute unrelated business taxable income unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset its dividend income. These prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" are treated as unrelated business taxable income as to certain types of trusts which hold more than 10% (by value) of the interests in the REIT. A REIT will not be a "pension held REIT" if it is not

"predominantly held" by tax-exempt pension trusts. We do not anticipate that shares of our stock will be predominantly held by tax-exempt pension trusts within the meaning of the Internal Revenue Code and accordingly, we believe that dividends we pay to tax-exempt pension trusts should not be treated as unrelated business taxable income.

  Backup withholding and information reporting

        We will report to U.S. holders of our common shares and the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, U.S. holders may be subject to backup withholding at a rate of 24% for taxable years beginning after December 31, 2017 and before January 1, 2026 (otherwise at a rate of 28%). Backup withholding will apply only if the holder

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  fails to furnish its taxpayer identification number, which for an individual would be his Social Security number, or furnishes an incorrect taxpayer identification number,

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  is notified by the IRS that it has failed properly to report payments of interest and dividends, or

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  under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct taxpayer identification number and that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

        Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. holder will be allowed as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS.

Taxation of Non-U.S. holders

        The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of shares of our stock, including any reporting requirements.

        In general, non-U.S. holders of our common shares will be subject to regular U.S. federal income tax with respect to their investment in us if such investment is "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States. A corporate non-U.S. holder that receives income that is, or is treated as, effectively connected with a U.S. trade or business may also be subject to the branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to regular U.S. corporate income tax. The following discussion will apply to non-U.S. holders whose investment is not so effectively connected. We expect to withhold U.S. federal income tax, as described below, on the gross amount of any distributions paid to a non-U.S. holder unless (1) the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is "effectively connected" or (2) certain other exceptions apply.

  Distributions

        A distribution by us that is not attributable to gain from our sale or exchange of a U.S. real property interest, or "USRPI," within the meaning of the Foreign Investment in Real Property Act, or "FIRPTA," and that is not designated by us as a capital gain dividend, will be treated as an ordinary income dividend to the extent made out of current or accumulated earnings and profits. Generally, an ordinary income dividend will be subject to tax at the rate of 30% of the gross amount of the distribution unless such tax is reduced or eliminated by an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. holder's basis in its shares of our stock, but not below zero, and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. We are required to withhold from distributions to non-U.S. holders, and to remit to the IRS, 30% of the amount of ordinary dividends or such lower amount specified by an applicable treaty. We may be required to withhold at least 15% of any distribution even if a lower treaty rate applies (if our common stock constituted a USRPI), and a distribution in excess of our earnings and profits may be subject to 30% dividend withholding if, at the time of the distribution, it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. As discussed below, we believe our shares are not currently a USRPI. However, a non-U.S. holder may seek a refund of amounts withheld from its distribution if the amount withheld with respect to the distribution is more than its U.S. tax liability with respect to such distribution.

        Distributions to a non-U.S. holder that we properly designate as capital gains dividend that are not attributable to the sale of a USRPI are generally not subject to U.S. federal income tax unless:

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  the investment in our stock is treated as effectively connected with the non-U.S. holder's trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment); or

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  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met in which case a 30% tax will be imposed on a capital gains dividend.

        Distributions that are attributable to gains from our sale or exchange of a USRPI will be taxed in the manner described in the preceding paragraph if the non-U.S. holder did not own more than 10% of the class of stock with respect to which the distribution was made at any time during the one-year period ending on the date the distribution was made and if the class of stock is regularly traded on an established securities market located in the United States.

        Distributions that are attributable to gain from our sale or exchange of a USRPI will be taxed to a non-U.S. holder under FIRPTA if such non-U.S. holder owns more than 10% of the class of stock with respect to which such distribution was made at any time during the one-year period ending on the date of such distribution. Distributions that are subject to FIRPTA are taxed to a non-U.S. holder as if such distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a non-U.S. holder will be taxed at the normal capital gain rates applicable to a U.S. holder on such amounts, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate non-U.S. holder that is not entitled to a treaty exemption. We will be required to withhold from distributions subject to FIRPTA, and remit to the IRS, 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding.

        An exception from FIRPTA applies with respect to any distribution from a REIT to a non-U.S. holder who is considered a "qualified shareholder" (either directly or through partnerships). Stock of a REIT held by a "qualified shareholder" will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. If the qualified shareholder has such an "applicable investor," the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as a USRPI, and the portion of capital gain dividends allocable to the applicable shareholder through the qualified investor will be treated as gains from sales of USRPIs. For these purposes, a "qualified shareholder" is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a "qualified collective investment vehicle," and maintains records on the identity of certain 5% owners. A "qualified collective investment vehicle" is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT's stock, a publicly traded partnership that is a withholding foreign partnership that would be a U.S. real property holding corporation if it were a U.S. corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 of the Internal Revenue Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends.

        An additional exception from FIRPTA applies with respect to any distribution from a REIT to a non-U.S. holder who is considered a "qualified foreign pension fund" and any entities that are wholly owned by a qualified foreign pension fund. For these purposes, a "qualified foreign pension fund" is any trust, corporation, or other organization or arrangement if (1) it was created or organized under foreign law, (2) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate.

        Tax treaties may reduce our withholding obligations. If the amount we withhold from a distribution exceeds the non-U.S. holder's tax liability, the non-U.S. holder may, if timely filed, request a refund of such excess from the IRS.

  Dispositions

        Unless the shares of our stock constitutes a USRPI within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of such shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation. Our shares will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are a domestically controlled REIT, and therefore the sale of common shares will not be subject to taxation under FIRPTA. However, because our shares are publicly traded, no assurance can be given that we are or will continue to be a domestically controlled REIT. Even if we were not a domestically controlled REIT, a non-U.S. holder's sale of shares would not be subject to tax under FIRPTA as a sale of a United States real property interest if the shares were "regularly traded," as defined by applicable Treasury Regulations, on an established securities market (e.g., the New York Stock Exchange, on which our common stock is listed), and if the selling shareholder's interest constitutes 10% or less of the fair market value of all of our common shares during the five-year period preceding the disposition.

        If the gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In any event, a purchaser of our common shares from a non-U.S. holder will not be required under FIRPTA to withhold on the purchase price (1) if the purchased shares are "regularly traded" on an established securities market, or (2) if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser of the common shares may be required to withhold 15% of the purchase price and remit such amount to the IRS. Notwithstanding the foregoing, capital gain not subject to FIRPTA will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on such individual's capital gains.

        The so-called FIRPTA "cleansing rule" (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs and are no longer treated as U.S. real property holding corporations) will not apply to a REIT or a corporation if the corporation or any predecessor was a REIT during the applicable testing period.

  Information Reporting and Backup Withholding Tax

        Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

  FATCA withholding

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Internal Revenue Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our capital stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Internal Revenue Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Internal Revenue Code), report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our capital stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock occurring after December 31, 2018. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.

Warrants

        Generally, no U.S. federal income tax will be imposed upon the U.S. holder of a warrant upon exercise of such warrant to acquire our shares. A U.S. holder's tax basis in a warrant will generally be the amount of the purchase price that is allocated to the warrant. Upon exercise of a warrant, the tax basis of the new shares would be equal to the sum of the tax basis of the warrants in the hands of the U.S. holder plus the exercise price paid, and the holding period of the new shares would begin on the date that the warrants are exercised. If a warrant lapses without exercise, the U.S. holder will generally realize a capital loss equal to its tax basis in the warrant. Prospective U.S. holders should consult their tax advisors regarding the tax consequences of acquiring, holding and disposing of warrants.

        The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder's basis in the shares received would equal the U.S. holder's basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder's holding period in the shares would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the shares represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed surrendered. In this case, a U.S. holder's tax basis in the shares received would equal the sum of the fair market value of the shares represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants exercised. A U.S. holder's holding period for the shares would commence on the date following the date of exercise of the warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Taxation as a REIT

  General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe we have been organized and operated in a manner which has allowed us to qualify, and will continue to allow us to qualify, for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet, through actual annual operating results, certain qualification tests imposed under the Internal Revenue Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Taxation as a REIT—Failure to qualify."

        The sections of the Internal Revenue Code that relate to the qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we currently distribute to our shareholders. This treatment substantially eliminates the "double taxation," once at the corporate level when earned and once again at the shareholder level when distributed, that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

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  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  For tax years beginning before January 1, 2018, we may be subject to the "alternative minimum tax" on our items of tax preference under certain circumstances.

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  If we have (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (2) other specified nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on any net income from such foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test (as described below). Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (a) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (b) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (c) for which such REIT makes an election to treat the property as foreclosure property.

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  We will be subject to a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below) but have maintained qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of (a) the amount by which we fail the 75% gross income test, discussed below and (b) the amount by which we fail the 95% gross income test discussed below (2) multiplied by a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than the 5% or 10% asset tests described below) by more than a de minimis amount, due to reasonable cause and not due to willful neglect, and we nonetheless maintain REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in "—Taxation as a REIT—Requirements for qualification."

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  We will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed, or deemed distributed, during each calendar year. The required distribution for a calendar year equals the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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  If we acquire any assets from a non-REIT C corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the non-REIT C corporation (a "Conversion Transaction"), we would be liable for corporate income tax, at the highest applicable corporate rate, for the "built-in gain" with respect to those assets if we dispose of those assets in a taxable transaction during the "recognition period." To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT C corporation's interest in the partnership. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Internal Revenue Code will be excluded from the application of this built-in gain tax. On January 17, 2017, the United States Department of the Treasury issued final Treasury Regulations which generally reduce the recognition period for the corporate tax on built-in gains in connection with Conversion Transactions from a ten-year period to a five-year period generally effective for Conversion Transactions occurring after February 17, 2017. Under the final Treasury Regulations, taxpayers may also elect to apply the new five-year recognition period to Conversion Transactions occurring on or after August 8, 2016, and on or before February 17, 2017.

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  We could be subject to a 100% tax attributable to certain non-arm's length transactions with any of our taxable REIT subsidiaries or with tenants that receive services from such taxable REIT subsidiaries.

  Requirements for qualification

        The Internal Revenue Code defines a REIT as a corporation, trust or association that:

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  is managed by one or more trustees or directors;

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  issues transferable shares or transferable certificates to evidence its beneficial ownership;

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  would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

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  is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

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  is beneficially owned by 100 or more persons;

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  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year; and

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  meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that the first four conditions must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds.

        We believe we have satisfied each of the above conditions. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described above. These ownership and transfer restrictions are described in "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate unless we are eligible for specified relief provisions as described below. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition, we will be treated as having met this requirement. If our failure to ascertain ownership information is not due to reasonable cause, a penalty of $25,000 will be imposed and if the failure is the result of intentional disregard, a penalty of $50,000 will be imposed.

        In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

  Ownership of interests in partnerships and qualified REIT subsidiaries

        In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share, generally in proportion to its capital interest in such partnership, of the assets of the partnership. Also, the REIT will be deemed to be entitled to the income of the partnership attributable to its proportionate share, based upon its capital interest, of such assets. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the Operating Partnership's assets and items of income, including our share of these items of any partnership in which the Operating Partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "—Tax aspects of partnerships and joint ventures." We have direct control of the Operating Partnership and will continue to operate the Operating Partnership consistent with the requirements for our qualification as a REIT. However, the Operating Partnership has non-managing ownership interests in certain joint ventures. If a joint venture takes or expects to take actions which could jeopardize our status as a REIT or subject us to tax, the Operating Partnership may be forced to dispose of its interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow the Operating

Partnership to dispose of our interest in the joint venture or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless certain mitigation provisions applied.

        Although we do not currently own the stock of a subsidiary that is a qualified REIT subsidiary, we may acquire stock of one or more new subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if we hold 100% of its stock directly and we do not elect to treat the subsidiary as a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items, as the case may be, for all purposes of the Internal Revenue Code, including the REIT qualification tests. For this reason, references under "—Taxation as a REIT" to our income and assets include the income and assets of each qualified REIT subsidiary. A qualified REIT subsidiary will not be subject to federal income tax, and our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of such issuer or more than 5% of the value of a REIT's total assets, as described below under "—Taxation as a REIT—Asset tests."

  Ownership of interests in taxable REIT subsidiaries

        The Internal Revenue Code provides that REITs may own more than 10% of the voting power and value of securities in taxable REIT subsidiaries. A corporation is treated as a taxable REIT subsidiary if a REIT owns stock in the corporation and the REIT and the corporation jointly elect such treatment. In the event such an election is made, any other corporation of which such taxable REIT subsidiary owns 35% of the total voting power or value of the outstanding securities is also automatically treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax as a regular C corporation and, where applicable, state and local corporate income taxes.

        Although the activities and income of taxable REIT subsidiaries are subject to tax, taxable REIT subsidiaries are permitted to engage in certain activities that the REIT could not engage in itself. Additionally, under certain limited conditions, a REIT may receive income from a taxable REIT subsidiary that would be treated as rent. See the discussion under "—Taxation as a REIT—Income tests" below. As discussed more fully under "—Taxation as a REIT—Asset tests" below, not more than 20% for taxable years beginning after December 31, 2017 (25% for taxable years beginning prior to December 31, 2017) of the fair market value of a REIT's assets can be composed of securities of taxable REIT subsidiaries and stock of a taxable REIT subsidiary is not a qualified asset for purposes of the 75% asset test.

        The amount of interest on related party debt a taxable REIT subsidiary may deduct is limited. Further, a 100% excise tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is set above a commercially reasonable level. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any such restrictions, although other interest deduction limitation rules could apply.

        The Internal Revenue Code allows the IRS to reallocate costs between a REIT and its taxable REIT subsidiary. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability, and the amount of such increase would be subject to interest charges. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% excise tax.

  Affiliated REITs

        The Operating Partnership indirectly owns more than 10% of the equity interests in several entities which have elected to be taxed as corporations and have elected, or will elect, to be taxed as REITs.

Each of these subsidiaries must meet the REIT qualification tests discussed above. Each of them may be subject to tax on certain of its income as discussed above. See "—Taxation as a REIT—General." The failure of any or all of them to qualify as a REIT could cause us to fail to qualify as a REIT because we would own more than 10% of the voting securities and value of an issuer that was not a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary unless certain mitigation provisions applied. We believe that each of these subsidiaries has been organized and operated in a manner that will permit us to qualify as a REIT.

  Income tests

        We must satisfy two gross income requirements annually to maintain qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs (but not taxable REIT subsidiaries), and, in certain circumstances, income from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from real property investments, dividends, including dividends from taxable REIT subsidiaries, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based upon a fixed percentage or percentages of receipts or sales.

        Although a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the 1934 Act) is treated as a "real estate asset" for the asset tests set forth herein, the interest income and gain from the sale of such a debt instrument is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

  Rents

        Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based upon a fixed percentage or percentages of receipts or sales;

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  except for rents received from a taxable REIT subsidiary as discussed below, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns, in the case of a corporate tenant, 10% or more of the stock by vote or value of such tenant, and, in the case of any other tenant, 10% or more of the profits or capital of such tenant;

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  if rent is received from a taxable REIT subsidiary with respect to any property, no more than 10% of the leased space at the property may be leased to taxable REIT subsidiaries and related party tenants and rents received from such property must be substantially comparable to rents paid by other tenants, except related party tenants, of the REIT's property for comparable space;

  •
  if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property;" and

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  for rents received to qualify as "rents from real property," the REIT generally must not furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property.

        We do not and will not, and as the general partner of the Operating Partnership will not permit the Operating Partnership to, take any of the following actions unless we determine such action would not jeopardize our status as a REIT:

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  charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based upon a percentage of receipts or sales, as described above;

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  lease any property to a related party tenant;

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  lease any property to a taxable REIT subsidiary, unless we determine not more than 10% of the leased space at such property is leased to related party tenants and our taxable REIT subsidiaries and the rents received from such lease are substantially comparable to those received from other tenants, except rent from related party tenants, of us for comparable space;

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  derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

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  perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Operating Partnership derives no revenue or through a taxable REIT subsidiary.

        Although the Operating Partnership and other of our affiliates will perform all development, construction and leasing services for, and will operate and manage, wholly-owned properties directly without using an "independent contractor," we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any non-customary services are provided, such services shall generally, but not necessarily in all cases, be performed by a taxable REIT subsidiary. In any event, we intend that the amounts we receive for non-customary services that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        A REIT is subject to a 100% excise tax on any rents it receives from tenants receiving services from a taxable REIT subsidiary to the extent such rents are above the amount that would be charged to tenants not receiving such services, unless:

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  the taxable REIT subsidiary provides a significant amount of similar services to third parties at prices substantially comparable to those offered to tenants of the REIT for similar services;

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  rents for comparable leased space at the REIT's property received from tenants not receiving such services and leasing at least 25% of the REIT's net leasable space are comparable to rents charged to tenants who receive services from the taxable REIT subsidiary and charges for such services are separately stated; or

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  income from the taxable REIT subsidiary providing services to the REIT's tenants is at least 150% of the direct costs of providing the services.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

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  following our identification of the failure to meet these tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation as a REIT—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our excess net income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income.

  Hedging transactions

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 75% and the 95% gross income tests. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, to manage the risk of currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain), or to manage the risk of existing hedge positions after a portion of the hedged indebtedness or property is disposed. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

  Asset tests

        At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (which include, without limitation, interests in real property, interests in mortgages on real property, stock of other REITs and debt instruments issued by publicly offered REITs) and cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, not more than 20% for taxable years beginning after December 31, 2017 (25% for taxable years beginning prior to December 31, 2017) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries. Except with respect to securities of taxable REIT subsidiaries and qualified REIT subsidiaries, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer's outstanding voting securities or more than 10% of the total value of any one issuer's outstanding securities other than certain securities qualifying as "straight debt" and other excluded securities, as described in the Internal Revenue Code, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. Additionally, (1) our interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of our interest as a partner in the partnership.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, including an increase in our interests in assets held, directly or indirectly, by the Operating Partnership, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe we have maintained and will continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to satisfy the 5% or 10% asset tests described above after the 30 day cure period, we will be deemed to have met such tests if (1) the value of our non-qualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, (2) we dispose of the non-qualifying assets (or otherwise cure our failure to meet the asset test) within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued and (3) we disclose certain information to the IRS. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (1) disposing of the non-qualifying assets (or otherwise curing our failure to meet the asset test) within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (3) disclosing certain information to the IRS. If we cannot avail ourselves of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

  Annual distribution requirements

        To maintain qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the difference between (1) the sum of 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and net capital gain, and 90% of our after tax net income, if any, from foreclosure property, and (2) the amount of certain items of non-cash income, i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable, in excess of 5% of "REIT taxable income." In addition, if we are allocated any built-in gain as a result of the disposition during the restriction period of any asset subject to the built-in gain rules, then we will be required to distribute at least 90% of such built-in gain less the amount of tax we incurred as a result of such gain.

        Dividends declared and payable to shareholders of record in the last three months of any year must be paid by the end of January of the year following the taxable year in which the dividends were declared, unless they were declared before the due date of our tax return for the taxable year in which they were declared. If they were declared before such due date, whether declared in the last three months of the year or otherwise, they must be distributed on or before the end of January of the following taxable year, or, if later, the earlier of the first regular dividend payment after the declaration or the close of the taxable year following the taxable year to which they relate. The amount distributed must not be preferential. This means that every shareholder of the class of stock to which a distribution is made must be treated the same as every other shareholder of that class, and no class of stock may be treated otherwise than in accordance with its distribution rights as a class. We believe we have made and will continue to make timely distributions sufficient to satisfy these annual distribution requirements.

        We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we should generally have sufficient cash or liquid assets to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends. To the extent we satisfy the distribution requirements but distribute less than 100% of the net capital gain or 100% of our REIT taxable income, we will be subject to tax on such income at regular corporate rates.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

  Property transfers

        Any gain we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, the Internal Revenue Code provides a safe harbor pursuant to which limited sales of properties held at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor is not always practical. We intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties and to make occasional sales of the properties as are consistent with our investment objectives. However, if the IRS were to successfully contend that some or all of the sales the Operating Partnership or its subsidiaries make are prohibited transactions, we would be subject to the 100% penalty tax on our allocable share of the gains resulting from any such sales.

  Failure to qualify

        In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than violations of the REIT gross income or asset tests, as described above, for which other specified cure provisions may be available), we would be entitled to retain our status as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, and (2) we pay a penalty of $50,000 for each failure to satisfy the provisions. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as corporate dividends to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction and non-corporate shareholders may be eligible for reduced rates of tax on dividend distributions. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax aspects of partnerships and joint ventures

  General

        Substantially all of our income-producing properties are held directly or indirectly through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held through partnerships. See "—Taxation as a REIT—Ownership of interests in partnerships and qualified REIT subsidiaries."

  Entity classification

        Our interests in partnerships, including joint ventures, involve special tax considerations, including the possibility of a challenge by the IRS of the status of a partnership as a partnership as opposed to an association taxable as a corporation for U.S. federal income tax purposes. If a partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests. See "—Taxation as a REIT—Asset tests" and "—Taxation as a REIT—Income tests." This, in turn, would prevent us from qualifying as a REIT. See "—Taxation as a REIT—Failure to qualify" for a discussion of the effect of a failure to meet these tests for a taxable year. In addition, a change in a partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations provide that a domestic business entity not otherwise classified as a corporation and which has at least two members will be taxed as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation. In addition, such an entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for U.S. federal income tax purposes unless it elects otherwise. The Operating Partnership and each of its subsidiary partnerships have claimed classification as a partnership, and, as a result, we believe such partnerships will be classified as partnerships for U.S. federal income tax purposes.

  Allocations of partnership income, gain, loss and deduction

        A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, a partner is required to take into account its allocable share of a partnership's income, gains, losses, deductions and credits for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any distributions from the partnership. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder as to substantial economic effect.

        If an allocation is not recognized for U.S. federal income tax purposes because it does not have substantial economic effect, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of our taxable income and loss and those of our subsidiary partnerships are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Cuts and Jobs Act and possible U.S. federal income tax developments

        The Tax Cuts and Jobs Act was signed into law on December 22, 2017 and generally applies with respect to taxable years beginning after December 31, 2017. The Tax Cuts and Jobs Act made significant changes to the Internal Revenue Code affecting the taxation of businesses and their owners, including REITs and the stockholders of REITs, and, in certain cases, modifies the tax rules discussed herein. Among other items, the Tax Cuts and Jobs Act made the following changes:

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  For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced, and (ii) non-corporate taxpayers are permitted to take a deduction equal to 20% of certain pass-through business income, including dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

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  The maximum U.S. federal income tax rate for corporations has been reduced from a maximum rate of 35% to a flat 21% rate, and the alternative minimum tax has been eliminated for corporations.

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  The maximum withholding rate on distributions by us to non-U.S. stockholders that are treated as attributable to gain from the sale or exchange of a U.S. real property interest is reduced from 35% to 21%.

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  Certain new limitations on the deductibility of interest expense now apply, which generally limit the deduction for net business interest to 30% of the borrower's adjusted taxable income (excluding non-business income, net operating business interest income, and for taxable years beginning before January 1, 2022, depreciation and amortization). If a REIT (and its taxable REIT subsidiaries) qualifies as real estate companies, they can elect not to be subject to such limitation in exchange for depreciation of corporate property using longer depreciation schedules than would otherwise be available.

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  Certain new limitations on the ability to recognize net operating losses now apply, which limitations may affect the timing and amount of recognition of net operating losses generated by REITs and taxable REIT subsidiaries

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  A U.S. tax-exempt stockholder that is subject to tax on its unrelated business taxable income ("UBTI") will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI, and

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  New accounting rules generally require taxpayers, including REITs, to recognize income items for federal income tax purposes no later than when such taxpayer takes the item into account for financial reporting purposes, which may accelerate recognition of certain income items.

        The Tax Cuts and Jobs Act also makes significant changes to the taxation of international businesses, which may affect us and how we are taxed on income earned by our non-U.S. subsidiaries.

        This summary does not purport to be a detailed discussion of the changes to U.S. federal income tax laws as a result of the enactment of the Tax Cuts and Jobs Act. The rules dealing with federal income taxation, including implementation of the changes and technical corrections to the Tax Cuts and Jobs Act, are constantly under review by the IRS, the United States Department of the Treasury and United States Congress. New U.S. federal income tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted, all of which could affect the taxation of us, our affiliated entities and our shareholders. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting us or our shareholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative action.

        The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, you should consult your own tax adviser as to particular tax consequences to you of purchasing, holding and disposing of the securities offered pursuant to this prospectus, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

State and local tax considerations

        We are, and our shareholders may be, subject to state or local taxation in various state or local jurisdictions where we, our affiliates and our shareholders transact business or reside. The state and local tax treatment of us and our investors may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on their investment.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we, or any selling security holders, may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we, or any selling security holders, may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. Any selling security holders may sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We, or any selling security holders, also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our common shares may also be sold in one or more of the following transactions: (1) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (2) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (3) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (4) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (5) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (6) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us or any selling security holders to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us or any selling security holders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us, the Operating Partnership and our respective affiliates in the ordinary course of business.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with whom these delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; our outstanding debt or equity securities or those of one or more of our subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which our outstanding debt or equity securities or those of one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Our common shares are listed on the New York Stock Exchange under the symbol "WPG." Unless otherwise specified in the applicable prospectus supplement, any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

SELLING SECURITY HOLDERS

        Information about selling security holders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby and certain federal income tax matters will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Washington Prime Group Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Washington Prime Group Inc.'s internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

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  incorporated documents are considered part of this prospectus;

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  we can disclose important information to you by referring you to those documents; and

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  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        Our Exchange Act filing number is 001-36252.

        The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules, unless otherwise indicated therein) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated:

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  Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018;

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  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders filed with the SEC on March 30, 2018;

  •
  Our Current Reports on Form 8-K (and all amendments thereto) filed with the SEC on January 22, 2018, February 26, 2018 and March 1, 2018 (amendment);

  •
  The description of our common shares included in the Information Statement, filed as Exhibit 99.1 to our Form 8-K filed with the SEC on May 20, 2014, and any amendments, reports or other filings filed with the SEC for the purpose of updating such description; and

  •
  The description of our Series H preferred shares and Series I preferred shares included on the Form 8-A filed with the SEC on January 14, 2015, and any amendments, reports or other filings filed with the SEC for the purpose of updating such description.

        To receive a free copy of any of the documents incorporated by reference in this prospectus and any prospectus supplement (other than exhibits, unless an exhibit has been specifically incorporated by reference into the document), call us or write us at the following address or telephone number:

Washington Prime Group Inc.
180 East Broad Street
Columbus, Ohio 43215
Attention: Investor Relations
Telephone: (614) 621-9000

or visit our website, www.washingtonprime.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PROSPECTUS

WASHINGTON PRIME GROUP, L.P.

Debt Securities

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a "shelf" registration or continuous offering process. We may offer the non-convertible debt securities described in this prospectus in one or more offerings from time to time. The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may offer the debt securities separately or together, in separate series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

        We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe the plan of distribution for that offering.

        This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, in other offering material related to the debt securities or may be set forth in one or more documents incorporated by reference in this prospectus.

        Investing in our debt securities involves risks. You should carefully consider the risks referenced under "Risk Factors" on page 3 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement, before deciding to invest in the debt securities offered hereby.

        You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2018

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ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the debt securities offered by us. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and it will be attached to this prospectus. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such debt securities.

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of the date of this prospectus, the date of the prospectus supplement or the dates of the documents incorporated by reference, as the case may be, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of debt securities.

        We are offering to sell, and seeking offers to buy, our debt securities only in jurisdictions where offers and sales are permitted.

        In this prospectus, except where the context otherwise requires, (1) references to the "Operating Partnership" and the terms "we," "us" and "our" (in each case other than under the heading "Description of Debt Securities We May Offer") refer to Washington Prime Group, L.P. and its consolidated subsidiaries, (2) such references under the heading "Description of Debt Securities We May Offer" refer specifically to Washington Prime Group, L.P. only, and (3) "WPG" refers specifically to our sole general partner, Washington Prime Group Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase enclosed retail store occupancy and same-store operating income; risks associated with acquisitions, dispositions, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the

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liquidity of real estate investments; the impact of changes to tax legislation and our tax positions; WPG's failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on WPG's common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; and significant costs related to environmental issues.

        We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission (the "SEC"), that we believe could cause our actual results to differ materially from the forward-looking statements that we make. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor assume any duty or obligation to update or revise these forward-looking statements, which speak only as of their dates, whether as a result of new information, future developments, or otherwise.

WHERE TO FIND ADDITIONAL INFORMATION

        We file periodic reports and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room in Washington, D.C. The SEC's address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

        We and WPG have filed a registration statement on Form S-3 with the SEC covering the debt securities that may be sold under this prospectus. For further information on us and the debt securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

WHO WE ARE

        Washington Prime Group, L.P. (the "Operating Partnership") owns, develops, and manages, through its affiliates, real estate properties and other assets. We are a majority-owned limited partnership subsidiary of Washington Prime Group Inc. ("WPG"), which operates as a self-administered and self-managed real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). WPG is our sole general partner.

        On May 28, 2014, we separated from Simon Property Group, Inc. ("SPG") through the distribution of 100% of our outstanding units to the owners of Simon Property Group, L.P. and 100% of the outstanding shares of WPG to the SPG common shareholders in a tax-free distribution. Prior to

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the separation, we and WPG were wholly owned subsidiaries of SPG and its subsidiaries ("SPG Businesses"). At the time of the separation, our assets consisted of interests in 98 shopping centers (the "WPG Legacy Properties"). Prior to our separation from SPG, WPG entered into agreements with SPG under which SPG provided various services to WPG relating primarily to the legacy SPG Businesses and WPG Legacy Properties, including accounting, asset management, development, human resources, information technology, leasing, legal, marketing, public reporting and tax. The charges for the services were based on an hourly or per transaction fee arrangement and pass-through of out-of-pocket costs. These underlying agreements expired effective May 31, 2016.

        On January 15, 2015, we acquired Glimcher Realty Trust ("GRT"), pursuant to a definitive agreement and plan of merger with GRT and certain affiliated parties of each dated September 16, 2014, in a stock and cash transaction valued at approximately $4.2 billion, including the assumption of debt (the "Merger"). Additionally, included in the consideration were operating partnership units held by limited partners and preferred stock. In the Merger, we acquired material interests in 23 shopping centers comprised of approximately 15.8 million square feet of gross leasable area and assumed additional mortgages on 14 properties with a fair value of approximately $1.4 billion.

        We own, develop and manage enclosed retail properties and open air properties. As of December 31, 2017, our assets consisted of material interests in 108 shopping centers in the United States, comprised of approximately 59 million square feet of gross leasable area.

        Washington Prime Group, L.P. was formed as a limited partnership in the State of Indiana on January 17, 2014. Our principal executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, with an additional corporate office located at 111 Monument Circle, Indianapolis, Indiana 46204. The telephone number to our principal office is (614) 621-9000. Our Internet website address is www.washingtonprime.com. The information contained on, or accessible through, our website is not, and you must not consider the information to be, part of, or incorporated by reference into, this prospectus.

        If you want to find more information about us, please see the sections entitled "Where To Find Additional Information" and "Incorporation of Certain Information By Reference" in this prospectus.

RISK FACTORS

        Investing in the debt securities offered by this prospectus involves risks. Before purchasing the debt securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (1) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q filed by us and Current Reports on Form 8-K filed by us, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (2) contained in any applicable prospectus supplement or post-effective amendment. For a description of these reports and documents, and information about where you can find them, see "Where To Find Additional Information" and "Incorporation of Certain Information By Reference."

USE OF PROCEEDS

        We expect to use the net proceeds from our sale of debt securities under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. General corporate purposes may include repaying or reducing debt, financing capital commitments, financing future acquisitions, financing development and redevelopment activity, shareholder or partner returns, investments in or to our existing or future subsidiaries or additions to working capital, among other things. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

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 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the years ended December 31, 2017, 2016, 2015, 2014 and 2013. Information presented for periods prior to May 28, 2014, the date of our separation from SPG, consists of the historical results of the community centers and smaller enclosed retail properties of SPG on a carve-out basis.

2017	2016	2015	2014	2013
2.83x	1.57x	0.27x	2.29x	4.33x

        The above historical ratios do not include the impact of the approximate $1 billion of debt incurred related to the spin-off from SPG for all periods prior to May 28, 2014. The shortfall of earnings to fixed charges for the year ended December 31, 2015 was $103.6 million. This shortfall resulted from the $31.7 million of merger and transaction costs and $148.0 million of impairment losses that we incurred during the year ended December 31, 2015.

        For purposes of calculating the ratio of earnings to fixed charges, the term "earnings" is the amount resulting from adding (1) income from continuing operations before adjustment for income or loss from unconsolidated entities, (2) fixed charges, (3) amortization of capitalized interest and (4) distributed income of unconsolidated entities, reduced by (a) interest capitalized and (b) remeasurement gains from unconsolidated entities. "Fixed charges" consist of (1) interest expense, which includes amortization of debt premiums and discounts, (2) capitalized interest and (3) an estimate of the interest within rental expense.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        The debt securities offered by this prospectus will be our debt securities issued under an Indenture dated as of March 24, 2015 (the "Indenture"), between us and U.S. Bank National Association, as trustee (the "trustee").

        As used in this prospectus, "debt securities" means the debt securities that we issue and that the trustee authenticates under the Indenture. Capitalized terms used but not defined under this prospectus have the meanings given to them in the Indenture.

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, and the supplemental indenture with respect to the debt securities of each particular series and the form of the applicable debt securities, which will be filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Indenture, the applicable supplemental indenture or the form of the applicable debt securities, see "Where To Find Additional Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture, the applicable supplemental indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

        The debt securities will not be convertible into or exchangeable for any capital stock of WPG or any equity interest in us.

Terms of the Debt Securities

        The Indenture does not limit the amount of debt securities we may issue under it. We may issue debt securities from time to time, without limit as to aggregate principal amount and in one or more

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series. The terms of each series of debt securities will be established in or pursuant to a resolution of WPG's Board, acting as our general partner, or in one or more supplemental indentures. Without the consent of the holders of the debt securities, we may issue multiple series of debt securities with different terms or "reopen" a previous series of debt securities and issue additional debt securities of that series. The terms of the debt securities include those provisions contained in the Indenture, the supplemental indenture relating to a series of debt securities and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        The prospectus supplement relating to a series of debt securities being offered will include the specific terms of those debt securities and may include modifications of or additions to the general terms described in this prospectus. The specific terms will include:

  •
  the title of the debt securities of such series;

  •
  the aggregate principal amount of the debt securities and whether there is any limit on the aggregate principal amount of the debt securities of such series that we may subsequently issue;

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  the price(s) at which debt securities will be issued;

  •
  whether the debt securities will be in registered or bearer form, and any restrictions applicable to the exchange of one form for another and to the offer, sale or delivery of the debt securities in either form;

  •
  whether the debt securities will be issued in certificated or book-entry form and the identity of the depositary for debt securities issued in book-entry form and the persons entitled to make any endorsements on any such debt securities and to give instructions and take other actions with respect to such debt securities;

  •
  if any of the debt securities are issued in bearer form, (1) the date of the debt securities, and (2) whether and, if applicable, the terms and conditions upon which any interest payment received by a clearing organization will be credited to the persons entitled to interest payable on an interest payment date;

  •
  the date or dates on which the principal and premium, if any, of the debt securities will be payable, or the method by which the payment date or dates will be determined;

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  whether the debt securities will bear interest at a fixed or variable rate or not at all and, as applicable:

  •
  the interest rate or the manner in which the interest rate is determined,

  •
  the date or dates from which any interest will accrue or the method or methods for determining such date or dates,

  •
  the record dates and interest payment dates for the debt securities,

  •
  any notice required to be provided to holders of floating rate debt securities regarding the determination of interest and the manner of giving such notice,

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months, and

  •
  the first interest payment date;

  •
  the place or places where payments on the debt securities will be payable and where the debt securities may be surrendered for registration of transfer or exchange;

  •
  the redemption period or periods, redemption price or prices and the conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if any;

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  •
  any provision that would obligate us to redeem, repurchase or repay any of the debt securities, including any sinking fund requirements, and any provisions for the remarketing of any debt securities so redeemed or repurchased;

  •
  the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

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  whether the debt securities are denominated or payable in a foreign currency, units of two or more foreign currencies or a composite currency or currencies, and the related terms, conditions and consequences;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities;

  •
  the applicability, if any, of the satisfaction and discharge, legal defeasance and covenant defeasance options described under "—Discharge, Legal Defeasance and Covenant Defeasance" and any modifications to these provisions;

  •
  whether and under what circumstances we will be required to pay additional amounts on the debt securities and whether we have the option to redeem the affected debt securities rather than pay the additional amounts; and

  •
  any other material terms of the debt securities and any deletions from or modifications or additions to the Indenture in respect of such debt securities.

        You should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to a series of debt securities will describe these considerations, if they apply.

        One or more series of debt securities may be offered and sold at a substantial discount below their stated principal amount. These are referred to as "Original Issue Discount Securities." The prospectus supplement relating to any debt securities issued as Original Issue Discount Securities will describe, if material or applicable, the special U.S. federal income tax consequences, accounting and other special considerations that you should consider before purchasing them.

Denominations, Interest, Registration and Transfer

        We will issue each series of debt securities in fully registered form without coupons and/or in bearer form with or without coupons, as described in the applicable prospectus supplement. The Indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

        Unless the applicable prospectus supplement states otherwise, debt securities issued in fully registered form will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof and debt securities issued in bearer form will be issued in denominations of $5,000 and any integral multiple thereof.

        Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium or interest on any series of debt securities in registered form at the corporate trust office of the trustee, currently located at 60 Livingston Avenue, St. Paul, MN 55107. At our option, we may pay interest by check, wire transfer or any other means permitted under the terms of the debt securities. Unless the applicable prospectus supplement states otherwise, we will have the option to pay interest by check mailed to the person in whose name the debt securities are registered on the applicable record

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dates or by wire transfer of funds to that person at an account maintained within the United States. Payments on global debt securities will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. See "—Global Securities."

        A registered holder may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture and the applicable supplemental indenture. A registered holder may transfer debt securities in bearer form and the coupons, if any, by delivery. There will be no service charge for any transfer or exchange of debt securities, but we may require payment to cover any tax or other governmental charge related to the transfer or exchange.

        We are not required:

  •
  to issue, register the transfer of or exchange any debt security for a period of 15 days prior to the selection of debt securities to be redeemed; or

  •
  to register the transfer of or exchange any registered debt security, or portion of a registered debt security, selected for redemption, except in the case of any registered debt securities to be redeemed in part, the portion thereof not to be redeemed; or

  •
  to exchange any debt security issued in bearer form that has been selected for redemption, unless such debt security is being exchanged for a registered debt security of the same series and of like tenor, provided that the registered debt security is simultaneously surrendered for redemption; or

  •
  to issue, register the transfer of or exchange any debt security, in whole or in part, surrendered for repurchase or repayment at the option of the holder.

Ranking

        The debt securities will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the debt securities will be effectively subordinated in right of payment to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. Subject to specified limitations in the Indenture and as described below under "—Covenants," the Indenture permits us to incur additional secured and unsecured indebtedness.

        Except as described below under "—Covenants—Merger, Consolidation and Transfer of Assets" and other than to the extent provided with respect to debt securities of a particular series and described in the applicable prospectus supplement, the Indenture does not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or issue preferred equity that would afford holders of the debt securities protection in the event of:

  •
  a recapitalization or other highly leveraged or similar transaction involving us, any of our affiliates or our management;

  •
  a change of control involving us or WPG; or

  •
  a merger, consolidation, amalgamation, reorganization or restructuring involving us or WPG, or a sale, assignment, transfer, lease or other conveyance of all or substantially all of our assets or WPG's assets that may adversely affect the holders of the debt securities.

        Restrictions on the ownership and transfer of our common shares designed to preserve WPG's status as a REIT, however, may act to prevent or hinder a change of control.

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Covenants

        The following covenants will apply to the debt securities unless they are amended or supplemented in the supplemental indenture relating to a particular series of debt securities:

        Merger, Consolidation and Transfer of Assets.    We may not, in any transaction or series of related transactions, (1) consolidate or amalgamate with or merge into any person or (2) sell, assign, transfer, lease or otherwise convey all or substantially all of our assets to any person, in each case, unless:

  •
  either (a) we will be the continuing person (in the case of a merger) or (b) the successor person (if other than us) formed by or resulting from the consolidation, amalgamation or merger, or to which such assets will have been sold, assigned, transferred, leased or otherwise conveyed, (i) is a corporation, limited liability company, trust or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and (ii) expressly assumes the due and punctual performance and observance of all of our obligations under the Indenture and the debt securities outstanding under the Indenture;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default (as defined below) under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, will have occurred and be continuing; and

  •
  the trustee has received an officer's certificate and opinion of counsel from us to the effect that all conditions precedent provided for in this covenant to such transaction or transactions have been complied with.

        If we, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any person or sell, assign, transfer, lease or otherwise convey all or substantially all of our assets to any person, in each case in accordance with the Indenture, the successor person formed by or resulting from the consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of our assets is made will succeed to, and be substituted for, us and may exercise all of its rights and powers under the Indenture, with the same effect as if such successor person had been named in lieu of us in the Indenture, and thereafter, except in the case of a lease, we shall be relieved of all obligations and covenants under the Indenture.

        Reports by Us.    We are required to file with the trustee, and transmit to holders of the debt securities, the information, documents and other reports, and the summaries thereof, as may be required under Section 314(a) of the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided, that any information, documents or reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after they are required to be filed with the SEC. The trustee has agreed under the Indenture that any quarterly or annual report or other information, document or other report that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC's EDGAR system will be deemed to constitute delivery of the filing to the trustee.

        Additional Covenants.    Any additional or different covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Modification and Waivers

        The Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the

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holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to, any debt securities;

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, any debt securities, or change our obligation to pay any additional amounts;

  •
  change the date(s) on which, or period(s) in which, any debt securities are subject to mandatory redemption, redemption at our option or repurchase at the option of the holders thereof, or reduce the redemption or repurchase price of any debt securities or otherwise alter the provisions with respect to the redemption or repurchase of any debt securities in a manner that is adverse to the interests of holders of such debt securities;

  •
  change any place where, or the currency in which, any debt securities are payable;

  •
  impair the holders' right to institute suit to enforce the payment of any debt securities on or after their stated maturity or after any applicable redemption date;

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences; or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

        The Indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the Indenture, to modify or amend the Indenture and the debt securities, among other things:

  •
  to add to the events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add to the covenants for the benefit of the holders of all or any series of debt securities;

  •
  to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Indenture, any supplemental indenture and any debt securities, in accordance with the provisions of the Indenture;

  •
  to provide for security of debt securities of all or any series or to add guarantees in favor of debt securities of all or any series;

  •
  to establish the form or terms of debt securities of any series, and the form of guarantee, if any, of debt securities of any series;

  •
  to cure any mistake or ambiguity, or to correct or supplement any provision, in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case in a manner that does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to supplement the Indenture as necessary to permit or facilitate the defeasance and discharge of a particular series of debt securities in accordance with the provisions in the Indenture;

9

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee and to add to or change any of the provisions of the Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such Indenture or supplemental indenture by more than one trustee in accordance with the requirements set forth in the Indenture;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  to conform the terms of the Indenture or the debt securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document or memorandum relating to the offer and sale of those debt securities, including this prospectus.

        The consent of the holders of outstanding debt securities is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any continuing default under the Indenture with respect to the debt securities of that series and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

        Unless amended, modified or supplemented in the supplemental indenture relating to a particular series of debt securities, the term "Event of Default," when used in this prospectus and the Indenture means any one of the following events:

  (1)
  default in the payment of any interest on any of the debt securities when the interest becomes due and payable, and the continuation of the default for a period of 30 days;

  (2)
  default in the payment of any principal of or premium, if any, on, any debt security when it becomes due, whether at stated maturity, upon redemption at our option, upon repurchase or repayment at the option of the holders or otherwise;

  (3)
  default in the deposit of any sinking fund payment, if applicable, or payment under any analogous provision when due with respect to any of the debt securities of such series;

  (4)
  default in the performance, or breach, of any of our covenants in the Indenture or the debt securities of any series not covered elsewhere in this section, other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than such series, which shall not have been remedied for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, a written notice specifying the default and stating that the notice is a "Notice of Default" under the Indenture;

  (5)
  default in any payment of $50 million or more in respect of any of our or any Significant Subsidiary's recourse indebtedness (however evidenced) or any indebtedness of any Subsidiary which we or a Significant Subsidiary have guaranteed or for which we or such Significant Subsidiary are responsible or liable on a full recourse basis, but only after the expiration of

10

    any applicable grace period with respect thereto and the default has resulted in such recourse indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if such recourse indebtedness is not discharged, or the acceleration rescinded or annulled, within a period of 30 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, a written notice specifying the default and stating that the notice is a "Notice of Default" under the Indenture;

  (6)
  specified events of bankruptcy, insolvency, or reorganization with respect to us; or

  (7)
  any other Event of Default provided in or pursuant to the Indenture with respect to the debt securities of such series.

        The trustee will be required to give notice to holders of the debt securities of any series at the time outstanding within 90 days after the trustee has actual knowledge (as such knowledge is described in the Indenture) of a default under the Indenture relating to the debt securities of such series unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of such series of any default, except a default in the payment of the principal of, or premium, if any, or interest on, any debt securities of such series, if and so long as specified responsible officers of the trustee determine in good faith that the withholding of the notice is in the interest of the holders of the debt securities of such series; and provided further that in the case of a default of the character as described in (4) above, the trustee will not give notice to the holders of the debt securities of such series until at least 30 days after the occurrence thereof.

        If an Event of Default specified in clause (6) above with respect to the debt securities of any series occurs, then the principal of and any premium due on all the outstanding debt securities of such series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, or such lesser amount as may be provided in the debt securities of such series, may declare the principal of and any premium due on the outstanding debt securities of such series and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or any remedy thereunder, or for the appointment of a receiver or trustee for us, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. Notwithstanding any other provision of the Indenture, each holder of debt securities of any series will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on the debt securities of such series on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request

11

or direction of any holders of debt securities of any series unless those holders have offered the trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any debt securities issued under the Indenture and such direction would not be unduly prejudicial to the rights of any other holder of debt securities issued under the Indenture, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        Within 120 days after the close of each fiscal year, we must deliver to the trustee an officer's certificate stating whether or not such certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become such an Event of Default and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming such an Event of Default.

Discharge, Legal Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon our direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the Indenture when:

  (1)
  either

  (a)
  all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or

  (b)
  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon to, but excluding, the date of such deposit, if the debt securities of that series have become due and payable, or to the stated maturity or earlier redemption date of the debt securities of that series, as the case may be;

  (2)
  we have paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

  (3)
  the trustee has received an officer's certificate and an opinion of counsel from us to the effect that all conditions precedent set forth in the Indenture to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been complied with.

  Legal Defeasance and Covenant Defeasance

        We may elect with respect to the debt securities of any series either:

  (1)
  to defease and discharge itself from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

  (a)
  our obligation to register the transfer or exchange of those debt securities,

12

    (b)
    our obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

    (c)
    our obligation to maintain an office or agent in The City of New York in respect of those debt securities, and

    (d)
    our obligation to hold moneys for payment in respect of those debt securities in trust, or

  (2)
  to be released from our obligations with respect to those debt securities under certain covenants in the Indenture for the benefit of the holders of those debt securities, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  (1)
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or are bound;

  (2)
  in the case of legal defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that:

  (a)
  we have received from, or there has been published by, the Internal Revenue Service ("IRS") a ruling; or

  (b)
  since the date of the Indenture, there has been a change in applicable federal income tax law,

    in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  (3)
  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  (4)
  if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date;

  (5)
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust (other than a default or Event of Default resulting from the borrowing of funds, or the imposition of liens in connection

13

    therewith, to be applied to such deposit under a covenant whose applicability has been or is being defeased, or a default or Event of Default that will be cured by such covenant defeasance or legal defeasance); and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us, or a default which with notice or lapse of time or both would become such an Event of Default, shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and (6)we shall have delivered to the trustee an officer's certificate and opinion of counsel to the effect that all conditions precedent set forth in the Indenture to the legal defeasance or covenant defeasance, as the case may be, have been complied with.

        In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may describe further the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee separate and apart from any other trustee under the Indenture. Generally, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

        U.S. Bank National Association is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by such holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the trustee should it become our creditor to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest (as described in the Trust Indenture Act) relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

14

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.

Governing Law

        The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the debt securities will be as well.

Notices

        All notices to holders of debt securities will be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the debt securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the debt securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement. We may sell debt securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the debt securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the debt securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the debt securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the debt securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such debt securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us, WPG and our respective affiliates in the ordinary course of business.

15

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the debt securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable debt securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of debt securities may also create a "short position" for their account by selling more debt securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing debt securities in the open market following completion of the offering of such debt securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to debt securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the debt securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

        We may sell the debt securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; our outstanding debt or equity securities or those of one or more of our subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the debt securities as part of a transaction in which our outstanding debt or equity securities or those of one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Any debt securities that we issue will be new issues of debt securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which debt securities are sold by us may make a market in such debt securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any debt securities sold by us.

16

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of the debt securities offered hereby and certain federal income tax matters will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Washington Prime Group, L.P., included in its Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Washington Prime Group, L.P.'s internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules, unless otherwise indicated therein) until we have sold all of the debt securities to which this prospectus relates or the offering is otherwise terminated:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from WPG's definitive Proxy Statement for its 2018 Annual Meeting of Shareholders filed with the SEC on March 30, 2018; and

  •
  WPG's Current Reports on Forms 8-K (and all amendments thereto) filed with the SEC on January 22, 2018, February 26, 2018 and March 1, 2018 (amendment).

        To receive a free copy of any of the documents incorporated by reference in this prospectus and any prospectus supplement (other than exhibits, unless an exhibit has been specifically incorporated by reference into the document), call us or write us at the following address or telephone number:

Washington Prime Group, L.P.
180 East Broad Street
Columbus, Ohio 43215
Attention: Investor Relations
Telephone: (614) 621-9000

or visit our website, www.washingtonprime.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus. Our reference to our website is intended to be an inactive textual reference only.

17

PART II
INFORMATION NOT REQUIRED IN
PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Blue Sky fees	$	**
Rating agency fees	$	**
Fees and expenses of the trustee	$	**
Accountants' fees and expenses	$	**
Legal fees and expenses	$	**
Printing	$	**
Miscellaneous	$	**
Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
These fees are calculated based upon the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Our officers and directors are indemnified under Indiana law, our Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and our Amended and Restated Bylaws, as amended (the "Bylaws"), as well as the Amended and Restated Limited Partnership Agreement, as amended (the "Partnership Agreement") of the Operating Partnership against certain liabilities.

        Chapter 37 of the Indiana Business Corporation law (the "IBCL") authorizes every Indiana corporation to indemnify its officers and directors, subject to the limitations and procedures therein, against liability for judgments, settlements, penalties, fines and reasonable expenses incurred in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, and in the case of conduct in their official capacity, they reasonably believed the conduct was in the corporation's best interests, and in all other cases, they reasonably believed the conduct was not against the best interests of the corporation, and in the case of criminal proceedings they either had reasonable cause to believe the conduct was lawful or there was no reasonable cause to believe the conduct was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding.

        An Indiana corporation may also pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding if such individual furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the required standard of conduct and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the required standard of conduct, and a determination is made that the facts then know to those making the determination would not preclude indemnification under Chapter 37.

        Chapter 37 of the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

        Our Articles of Incorporation and Bylaws provide for indemnification of our directors and officers, to the fullest extent permitted by the IBCL, as well as for advancement of expenses. We have also entered into indemnification agreements with our directors and executive officers providing such persons with indemnification, to the fullest extent permitted by the IBCL, as well as for advancement of expenses.

        In addition, we have a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, subject to applicable retentions.

        The Partnership Agreement provides that the Operating Partnership is required to indemnify us and is also required to indemnify our officers and directors to the same extent such individuals would be indemnified by us pursuant to the Articles of Incorporation; provided, however, that no partner of the Operating Partnership will have any personal liability with respect to such indemnification and any such indemnification is to be satisfied solely out of the assets of the Operating Partnership.

Item 16.    Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Form of underwriting or purchase agreement for equity securities of Washington Prime Group Inc. ("WPG").*
1.2	Form of underwriting or purchase agreement for debt securities of Washington Prime Group, L.P. (the "Operating Partnership").*
2.1
Separation and Distribution Agreement by and among Simon Property Group, Inc., Simon Property Group, L.P., WPG and the Operating Partnership, dated as of May 27, 2014 (incorporated by reference to WPG's Form 8-K filed May 29, 2014).
2.2
Purchase, Sale and Escrow Agreement, dated February 25, 2015, by and among WPG-OC Limited Partner, LLC, WPG-OC General Partner, LLC, O'Connor Mall Partners, L.P. and Fidelity National Title Insurance Company (incorporated by reference to WPG's Form 8-K filed February 26, 2015). Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this agreement are omitted. WPG and the Operating Partnership agree to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
2.3
Amendment No. 1 to Purchase, Sale and Escrow Agreement, dated May 29, 2015, by and among WPG-OC Limited Partner, LLC, WPG-OC General Partner, LLC, O'Connor Mall Partners, L.P. and Fidelity National Title Insurance Company (incorporated by reference to WPG's Form 10-Q filed August 5, 2015).
2.4
Purchase, Sale and Escrow Agreement, dated November 2, 2016, by and among WPG-OC New Limited Partner, LP, WPG-OC General Partner, LLC, WPG-OC General Partner II, LLC, WPG-OC General Partner III, LLC, O'Connor Mall Partners, L.P. and Fidelity National Title Insurance Company (incorporated by reference to WPG's Form 8-K filed November 8, 2016).

Exhibit Number	Description of Exhibit
2.5	First Amendment to Purchase, Sale and Escrow Agreement, dated November 2, 2016, by and among WPG-OC New Limited Partner, LP, WPG-OC General Partner, LLC, WPG-OC General Partner II, LLC, WPG-OC General Partner III, LLC, O'Connor Mall Partners, L.P. and Fidelity National Title Insurance Company, dated as of January 4, 2017 (incorporated by reference to WPG's Form 10-Q filed July 27, 2017).
2.6
Second Amendment to Purchase, Sale and Escrow Agreement, dated November 2, 2016, by and among WPG-OC New Limited Partner, LP, WPG-OC General Partner, LLC, WPG-OC General Partner II, LLC, WPG-OC General Partner III, LLC, WPG Management Associates, Inc., WPG-OC Limited Partner II, LLC, O'Connor Mall Partners, L.P., O'Connor Mall Parallel Partners, L.P. and Fidelity National Title Insurance Company, dated as of April 26, 2017 (incorporated by reference to WPG's Form 10-Q filed July 27, 2017).
2.7
Third Amendment to Purchase, Sale and Escrow Agreement, dated November 2, 2016, by and among WPG-OC New Limited Partner, LP, WPG-OC General Partner, LLC, WPG-OC General Partner II, LLC, WPG-OC General Partner III, LLC, WPG Management Associates, Inc., WPG-OC Limited Partner II, LLC, O'Connor Mall Partners, L.P., O'Connor Mall Parallel Partners, L.P. and Fidelity National Title Insurance Company, dated as of May 11, 2017 (incorporated by reference to WPG's Form 10-Q filed July 27, 2017).
4.1
Articles of Amendment of the Amended and Restated Articles of Incorporation of WPG, dated May 19, 2017 (incorporated by reference to WPG's Form 8-K filed May 22, 2017, as amended by WPG's Form 8-K/A filed May 22, 2017).
4.2	Amended and Restated Articles of Incorporation of WPG, as amended and restated through May 18, 2017 (incorporated by reference to WPG's Form 8-K filed May 22, 2017).
4.3	Amended and Restated Bylaws of WPG, effective August 30, 2016 (incorporated by reference to WPG's Form 8-K filed September 2, 2016).
4.4	Amended and Restated Limited Partnership Agreement of the Operating Partnership (incorporated by reference to WPG's Form 8-K filed May 29, 2014).
4.5
Amendment No. 2 to Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of January 14, 2015, setting forth the Terms of Series H Preferred Units (incorporated by reference to WPG's Form 10-K filed February 26, 2015).
4.6
Amendment No. 3 to Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of January 14, 2015, setting forth the Terms of Series I Preferred Units (incorporated by reference to WPG's Form 10-K filed February 26, 2015).
4.7
Amendment No. 4 to Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of January 14, 2015, setting forth the Terms of Series I-1 Preferred Units (incorporated by reference to WPG's Form 10-K filed February 26, 2015).
4.8	Form of Articles of Amendment for Preferred Stock.*
4.9	Form of Articles of Amendment for Excess Preferred Stock.*
4.10	Form of Preferred Stock Certificate.*
4.11	Form of Warrant Agreement.*
4.12	Form of Warrant Certificate.*
4.13	Form of Deposit Agreement.*

Exhibit Number	Description of Exhibit
4.14	Form of Rights Agreement.*
4.15	Indenture dated as of March 24, 2015 between the Operating Partnership and U.S. Bank National Association, as trustee (incorporated by reference to WPG's Form 8-K filed March 26, 2015).
4.16
First Supplemental Indenture dated as of March 24, 2015 between the Operating Partnership and U.S. Bank National Association, as trustee (incorporated by reference to WPG's Form 8-K filed March 26, 2015).
4.17
Second Supplemental Indenture dated as of August 4, 2017 between the Operating Partnership and U.S. Bank National Association, as trustee (incorporated by reference to WPG's Form 8-K filed August 4, 2017).
4.18	Form of Debt Security.*
5	Opinion of Faegre Baker Daniels LLP regarding the legality of the securities being registered.**
8	Tax Opinion of Faegre Baker Daniels LLP regarding REIT qualification.**
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends of WPG (incorporated by reference to Exhibit 12.1 to WPG's Form 10-K filed February 22, 2018).
12.2	Computation of Ratio of Earnings to Fixed Charges of the Operating Partnership (incorporated by reference to Exhibit 12.2 to WPG's Form 10-K filed February 22, 2018).
23.1	Consent of Ernst & Young LLP.**
23.2	Consent of Faegre Baker Daniels LLP (contained in their opinions filed as Exhibits 5 and 8).**
24	Powers of Attorney (included on the Signature Pages to this Registration Statement).**
25	Statement of Eligibility of U.S. Bank National Association on Form T-1.**

*
To be filed by post-effective amendment or incorporated by reference from a Current Report on Form 8-K filed pursuant to the Securities Exchange Act of 1934, as appropriate, in connection with a particular offering.

**
Filed herewith.

Item 17.    Undertakings.

        (a)   The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by either Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of either of the undersigned Registrants or used or referred to by either of the undersigned Registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (b)   Each of the undersigned Registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of either of the Registrants, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either or both of the Registrants of expenses incurred or paid by a director, officer or controlling person of either of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 2, 2018.

WASHINGTON PRIME GROUP INC.
By:	/s/ LOUIS G. CONFORTI
Louis G. Conforti, Chief Executive Officer & Director

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Louis G. Conforti, Robert P. Demchak and Mark E. Yale, or any of them, each with full power of substitution, to execute in the name and on behalf of such person, any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the undersigned Registrant deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on April 2, 2018.

Signature	Title

/s/ ROBERT J. LAIKIN Robert J. Laikin	Chairman of the Board of Directors
/s/ LOUIS G. CONFORTI Louis G. Conforti	Chief Executive Officer and Director (Principal Executive Officer)
/s/ J. TAGGART BIRGE J. Taggart Birge	Director
/s/ JOHN J. DILLON III John J. Dillon III	Director

Signature	Title

/s/ JOHN F. LEVY John F. Levy	Director
/s/ JACQUELYN R. SOFFER Jacquelyn R. Soffer	Director
/s/ SHERYL G. VON BLUCHER Sheryl G. Von Blucher	Director
/s/ MARK E. YALE Mark E. Yale	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MELISSA A. INDEST Melissa A. Indest	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 2, 2018.

WASHINGTON PRIME GROUP, L.P.
By:	Washington Prime Group Inc., its sole general partner
By:	/s/ LOUIS G. CONFORTI Louis G. Conforti, Chief Executive Officer & Director

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Louis G. Conforti, Robert P. Demchak and Mark E. Yale, or any of them, each with full power of substitution, to execute in the name and on behalf of such person, any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the undersigned Registrant deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities with Washington Prime Group Inc., as sole general partner of Washington Prime Group, L.P., and on April 2, 2018.

Signature	Title

/s/ ROBERT J. LAIKIN Robert J. Laikin	Chairman of the Board of Directors
/s/ LOUIS G. CONFORTI Louis G. Conforti	Chief Executive Officer and Director (Principal Executive Officer)
/s/ J. TAGGART BIRGE J. Taggart Birge	Director
/s/ JOHN J. DILLON III John J. Dillon III	Director

Signature	Title

/s/ JOHN F. LEVY John F. Levy	Director
/s/ JACQUELYN R. SOFFER Jacquelyn R. Soffer	Director
/s/ SHERYL G. VON BLUCHER Sheryl G. Von Blucher	Director
/s/ MARK E. YALE Mark E. Yale	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MELISSA A. INDEST Melissa A. Indest	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)